EXHIBIT 2(c)
                                                                    ------------
                                                                  EXECUTION COPY
                                                                  --------------





                            STOCK PURCHASE AGREEMENT

                                      AMONG

                             EXCELL MATERIALS, INC.,

                               THE STOCKHOLDERS OF

                             EXCELL MATERIALS, INC.

                                       AND

                               HARSCO CORPORATION






                                   DATED AS OF

                                 JANUARY 4, 2007



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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I   DEFINITIONS....................................................... 1

            1.1         Certain Defined Terms................................. 1
            1.2         Other Interpretive Provisions.........................11

ARTICLE II  PURCHASE AND SALE.................................................11

            2.1         Purchase and Sale of the Shares.......................11
            2.2         Consideration.........................................11
            2.3         The Closing...........................................12
            2.4         Deliveries at the Closing.............................12
            2.5         Reserved..............................................14
            2.6         Purchase Price Adjustment.............................14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS.....................17

            3.1         Validity and Enforceability...........................17
            3.2         Title to Shares.......................................17
            3.3         No Conflict...........................................17
            3.4         Proceedings...........................................17

ARTICLE IV  REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY AND
            THE COMPANY SUBSIDIARIES..........................................18

            4.1         Organization..........................................18
            4.2         Capital Stock of the Company..........................18
            4.3         Company Subsidiaries..................................18
            4.4         Financial Statements..................................19
            4.5         No Conflicts or Approvals.............................19
            4.6         Compliance with Law; Governmental Authorizations......20
            4.7         Proceedings...........................................21
            4.8         Absence of Certain Changes............................21
            4.9         Tax Matters...........................................21
            4.10        Employee Benefits.....................................24
            4.11        Labor Relations.......................................29
            4.12        Intellectual Property.................................30
            4.13        Contracts.............................................32
            4.14        Environmental Matters.................................34
            4.15        Insurance.............................................36
            4.16        Assets................................................36
            4.17        Real Property.........................................36
            4.18        Customers and Suppliers...............................38
            4.19        Product Liability.....................................38
            4.20        Affiliate Transactions................................38
            4.21        Accounts..............................................39
            4.22        Inventory.............................................39
            4.23        Bank Accounts.........................................39

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                                TABLE OF CONTENTS

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            4.24        No Brokers' or Other Fees.............................39
            4.25        Books and Records.....................................40
            4.26        Directors and Officers................................40
            4.27        Disclosure............................................40

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF THE BUYER.......................40

            5.1         Organization..........................................40
            5.2         Authorization; Enforceability.........................40
            5.3         No Conflicts or Approvals.............................40
            5.4         Proceedings...........................................41
            5.5         No Brokers' or Other Fees.............................41
            5.6         Investment Intent.....................................41
            5.7         Financial Ability to Perform..........................41

ARTICLE VI  COVENANTS AND AGREEMENTS..........................................41

            6.1         Conduct of the Business Prior to the Closing..........41
            6.2         Access to Books and Records; Confidentiality..........44
            6.3         Tax Returns, Contests and Cooperation.................44
            6.4         Section 338...........................................46
            6.5         Refunds and Tax Benefits..............................46
            6.6         Employees; Benefit Plans..............................46
            6.7         Labor Matters.........................................46
            6.8         Consents and Competition..............................47
            6.9         Insurance.............................................48
            6.10        Notice of Events......................................48
            6.11        Cooperation...........................................48
            6.12        Anti-Sandbag..........................................48

ARTICLE VII CONDITIONS TO CLOSING.............................................49

            7.1         Conditions to the Obligations of the Parties..........49
            7.2         Conditions to the Obligation of the Sellers...........49
            7.3         Conditions to the Obligations of the Buyer............50

ARTICLE VIII TERMINATION......................................................50

            8.1         Termination...........................................50
            8.2         Effect of Termination.................................51

ARTICLE IX  INDEMNIFICATION...................................................51

            9.1         Indemnification by the Sellers........................51
            9.2         Indemnification by the Buyer..........................52
            9.3         Indemnification as Exclusive Remedy...................52
            9.4         Survival..............................................52
            9.5         Limitations on Indemnification........................53
            9.6         Sellers Representative................................55

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                                TABLE OF CONTENTS

                                                                            PAGE
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ARTICLE X   MISCELLANEOUS.....................................................57

            10.1        Fees and Expenses.....................................57
            10.2        Governing Law.........................................57
            10.3        Amendment.............................................57
            10.4        Assignment; Third Parties.............................57
            10.5        Waiver................................................57
            10.6        Notices...............................................57
            10.7        Complete Agreement....................................59
            10.8        Counterparts..........................................59
            10.9        Publicity.............................................59
            10.10       Headings..............................................59
            10.11       Severability..........................................59
            10.12       Further Assurances....................................59
            10.13       Service of Process; Waiver of Jury Trial..............59
            10.14       Specific Performance..................................60

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                                    EXHIBITS
                                    --------


Exhibit A   Confidentiality Agreement
Exhibit B   Form of Escrow Agreement
Exhibit C   Form of Release

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                                    SCHEDULES
                                    ---------

Schedule A  ............2006 Capital Expenditure Budget
Schedule B  ............Share Ownership
Schedule 1.1(a).........Debt Obligations
Schedule 1.1(b).........Buyer Knowledge
Schedule 1.1(c).........Company Knowledge
Schedule 1.1(d).........Permitted Liens
Schedule 2.2(b).........Repayment of Debt Obligations
Schedule 2.4(a)(vii)....Consents
Schedule 2.4(a)(viii)...Resignations
Schedule 3.3(b).........Seller Consents
Schedule 4.2............Capitalization of Company
Schedule 4.3............Company Subsidiaries
Schedule 4.4(a).........Financial Statements
Schedule 4.4(b).........Undisclosed Liabilities
Schedule 4.5(a).........No Conflicts
Schedule 4.5(b).........Company Consents
Schedule 4.6............Compliance with Laws
Schedule 4.7............Proceedings
Schedule 4.8............Absence of Certain Changes
Schedule 4.9............Tax Matters
Schedule 4.10(a)........Benefit Matters
Schedule 4.10(b)........Benefit Matters
Schedule 4.10(d)........Benefit Matters
Schedule 4.10(g)........Benefit Matters
Schedule 4.10(h)........Benefit Matters
Schedule 4.10(m)........Benefit Matters
Schedule 4.10(n)........Benefit Matters
Schedule 4.10(o)........Benefit Matters
Schedule 4.11...........Labor Matters
Schedule 4.12...........Intellectual Property
Schedule 4.13...........Contracts
Schedule 4.14...........Environmental Matters
Schedule 4.15(a)........Insurance Policies
Schedule 4.15(b)........Material Insurance Claims
Schedule 4.16...........Assets
Schedule 4.17(a)........Leased Real Property
Schedule 4.17(b)........Owned Real Property
Schedule 4.17(c)........Property Matters
Schedule 4.18...........Customers and Suppliers
Schedule 4.19...........Product Liability
Schedule 4.20...........Affiliate Transactions
Schedule 4.22...........Inventory
Schedule 4.23...........Bank Accounts
Schedule 4.26...........Directors and Officers
Schedule 5.3(b).........Buyer Consents

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Schedule 6.1............Interim Covenants
Schedule 6.6............Employees
Schedule 6.12...........Anti-Sandbag

                            STOCK PURCHASE AGREEMENT

            This STOCK PURCHASE AGREEMENT, dated as of January 4, 2007, is by and among the stockholders of Excell Materials, Inc., a Delaware corporation (the "COMPANY"), as listed on the signature page hereto (each, individually a "SELLER" and collectively, the "SELLERS"), the Company and Harsco Corporation, a Delaware corporation (the "BUYER").

            A. The Sellers own all of the issued and outstanding shares of capital stock (the "SHARES") of the Company; and

            B. The Sellers desire to sell, and the Buyer desires to purchase, the Shares, upon the terms and subject to the conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                             ARTICLE I   DEFINITIONS

            1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

            "ACTIVE COMPANY EMPLOYEES" has the meaning set forth in SECTION 6.6(A).

            "AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person directly or indirectly owning or controlling ten percent (10%) or more of the outstanding voting equity securities of such Person or (iii) any officer, director, general partner or trustee of such Person.

            "AFFILIATE CONTRACTS" has the meaning set forth in SECTION 4.20.

            "AGREEMENT" means this Stock Purchase Agreement (including the Schedules and Exhibits), as amended, modified or supplemented from time to time.

            "ANNUAL FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.4(A).

            "APPLICABLE RATE" means the "Prime Rate" as set forth from time to time in THE WALL STREET JOURNAL, Eastern Edition, "Money Rates" column.

            "AUTHORIZED CAPITAL EXPENDITURE DEFICIENCY" has the meaning set forth in SECTION 2.6(D)(III).

            "AUTHORIZED CAPITAL EXPENDITURE EXCESS" has the meaning set forth in
SECTION 2.6(D)(III).

            "AUTHORIZED CAPITAL EXPENDITURE STATEMENT" has the meaning set forth in SECTION 2.6(A).

            "AUTHORIZED CAPITAL EXPENDITURES" means any reasonable capital expenditures made by the Company or the Company Subsidiaries prior to the Closing Date to the extent such capital expenditures relate solely to the G Plant Project in Canada, the Cement Plant Project (up to an aggregate amount of $2,700,000) or any other project which benefits periods after 2006 and which is specifically approved in writing by Buyer as reimbursable, in each case, only to the extent such capital expenditure disbursements remain within the scope of the project as initially presented to Buyer.

            "BALANCE SHEET" has the meaning set forth in SECTION 4.4(A).

            "BENEFIT PLAN" or "BENEFIT PLANS" has the meaning set forth in
SECTION 4.10(A).

            "BUSINESS" means the minerals, mill service, and metal processing business of the Company and the Company Subsidiaries carried out anywhere in the world as of the date of this Agreement.

            "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks in New York, New York are required or authorized by Law to be closed.

            "BUYER" has the meaning set forth in the preamble.

            "BUYER INDEMNIFIED PERSONS" has the meaning set forth in SECTION 9.1(A).

            "CANADIAN COMPANY SUBSIDIARIES" means Recmix, Inc., Melri, Inc. and Excell Materials G.P.

            "CAPITAL EXPENDITURE BUDGET" means the capital expenditure budget with respect to the Business for the calendar year 2006, as set forth on SCHEDULE A.

            "CASH AND CASH EQUIVALENTS" means, as of any date, the fair market value (expressed in United States dollars) of all cash and cash equivalents (including marketable securities and short term investments) of the Company or any wholly owned Company Subsidiary.

            "CLAIM" has the meaning set forth in SECTION 9.5(D)(I).

            "CLAIM NOTICE" has the meaning set forth in SECTION 9.5(D)(I).

            "CLAIM RESPONSE" has the meaning set forth in SECTION 9.5(D)(I).

            "CLOSING" has the meaning set forth in SECTION 2.3.

            "CLOSING CERTIFICATE" has the meaning set forth in SECTION
2.4(A)(IX).

            "CLOSING DATE" has the meaning set forth in SECTION 2.3.

            "CODE" has the meaning set forth in SECTION 2.2(D).

            "COMPANY" has the meaning set forth in the preamble.

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
            "COMPANY EMPLOYEE" has the meaning set forth in SECTION 4.10(A).

            "COMPANY MATERIAL ADVERSE EFFECT" means any state of facts, change, occurrence or development that (i) directly or indirectly prevents or materially impairs or delays the ability of any Seller to perform his, her or its obligations hereunder or (ii) has a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or Liabilities of the Company and the Company Subsidiaries taken as a whole, but excludes any effect (a) resulting from general economic conditions (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) and (b) impacting companies in the industry in which the Business is conducted generally.

            "COMPANY SUBSIDIARY" has the meaning set forth in SECTION 4.3

            "COMPETITION/INVESTMENT LAW" means any Law that is designed or intended to prohibit, restrict or regulate (a) foreign investment or (b) antitrust, monopolization, restraint of trade or competition.

            "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement between the Buyer and the Company, a copy of which is attached as EXHIBIT A.

            "CONSENT" means any consent, approval, order, Permit, authorization, waiver, report or notification required to be obtained from, filed with or delivered to any Governmental Authority or other third party in connection with the execution, delivery and performance of this Agreement and the Transaction Agreements, the consummation of the transactions contemplated hereby and thereby or compliance by the Sellers, the Company Subsidiaries or the Company with any of the provisions hereof and thereof.

            "CONTRACT" means any contract, agreement, obligation, plan, indenture, note, bond, loan, instrument, lease (including real property leases), conditional sale contract, mortgage, license, Permit, franchise, insurance policy, undertaking, commitment or other enforceable arrangement or agreement, whether written or oral.

            "CPA FIRM" means the firm of Ernst & Young, LLP or, if such firm is unable or unwilling to serve in such capacity on terms mutually acceptable to Buyer and Sellers, another nationally recognized independent accounting firm mutually acceptable to Buyer and Sellers Representative.

            "CPA RESOLUTION" has the meaning set forth in SECTION 9.5(E)(II).

            "CURRENT TAX MATTER" means any claim, suit, action, audit, litigation or proceeding relating to Taxes solely in respect of a Pre-Closing Tax Period that is in progress as of the Closing Date.

            "DEBT OBLIGATIONS" means, with respect to any Person as of any date without duplication, all (a) indebtedness for borrowed money of such Person (including principal and accrued interest), including under those agreements set forth on SCHEDULE 1.1(A), (b) except as set forth on SCHEDULE 1.1(A), obligations of such Person in respect of capitalized leases required to recorded as such on a balance sheet prepared in accordance with GAAP and obligations of such Person for the deferred purchase price of goods or services (other than trade payables incurred in the ordinary course of business), (c) except as set forth on SCHEDULE 1.1(A), obligations of such Person in respect of banker's acceptances or letters of credit issued or created for the account of such Person, (d) all indebtedness or obligations of any other Person of the types referred to in the preceding clauses (a) and (b) secured by any Lien on any assets of such Person, (e) those payments required to be made to Company Employees set forth on SCHEDULE 1.1(A), (f) guarantees of obligations of any other Person of the type described in clause (a) above by such Person, and (g) any payment obligation in respect of interest under any existing interest rate swap, hedge or similar agreement entered into by any Person with respect to any indebtedness described in clause (a) above, including under those agreements set forth on SCHEDULE 1.1(A). With respect to the Company and any Company Subsidiary, Debt Obligations shall not include any item in (a) through (g) above, if such item relates solely to an obligation between the Company and one or more Company Subsidiary or between one Company Subsidiary and another Company Subsidiary; provided that the aggregate amount of such intercompany Debt Obligations equals zero on a consolidated basis as of the Closing. If the amount of intercompany Debt Obligations does not equal zero as of the Closing, then such excess amount shall constitute Debt Obligations for purposes of SECTION 2.6.

            "ENVIRONMENT" means the outdoor or indoor environment, including soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata or ambient air or indoor air.

            "ENVIRONMENTAL CLAIM" means any written notice, or, to the Knowledge of the Company, any oral notice, or pending Proceeding, by any Person alleging Liability or potential Liability relating to any Environmental Losses or in respect of any Environmental Laws.

            "ENVIRONMENTAL LAW" means any Law, including common law, relating to the protection of the Environment or natural resources or relating to human health or safety with respect to exposure to Hazardous Materials.

            "ENVIRONMENTAL LOSSES" means Losses arising from a Release or threatened Release of Hazardous Materials or noncompliance with or Liability or Loss under any Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "ERISA AFFILIATE" means any entity that is considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(c).

            "ESCROW AGREEMENT" means that certain escrow agreement, dated as of the Closing Date, by and among the Buyer, the Sellers and PNC Institutional Investments, in substantially the form attached hereto as EXHIBIT B.

            "ESCROW AMOUNT" means $7,000,000.

            "ESTIMATED AUTHORIZED CAPITAL EXPENDITURE AMOUNT" means the total of all Authorized Capital Expenditures as of immediately prior to the Closing, prepared in accordance with GAAP applied on a basis consistent with the Annual Financial Statements, as set forth on the Purchase Price Certificate.

            "ESTIMATED NET DEBT" means the Net Debt as of immediately prior to the Closing, as set forth on the Purchase Price Certificate.

            "ESTIMATED NET WORKING CAPITAL" means the Net Working Capital as of immediately prior to the Closing, prepared in accordance with GAAP applied on a basis consistent with the Annual Financial Statements, as set forth on the Purchase Price Certificate.

            "ESTIMATED NET WORKING CAPITAL ADJUSTMENT" means the Estimated Net Working Capital minus the Target Working Capital.

            "FINAL STATEMENT OF AUTHORIZED CAPITAL EXPENDITURES" has the meaning set forth in SECTION 2.6(C).

            "FINAL STATEMENT OF NET DEBT" has the meaning set forth in SECTION 2.6(C).

            "FINAL STATEMENT OF NET WORKING CAPITAL" has the meaning set forth in SECTION 2.6(C).

            "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.4(A).

            "FOREIGN BENEFIT PLAN" has the meaning set forth in SECTION 4.10(B).

            "FORMER EMPLOYEES" means former employees of the Company and the Company Subsidiaries.

            "GAAP" means United States generally accepted accounting principles.

            "GENERAL ENFORCEABILITY EXCEPTIONS" has the meaning set forth in
SECTION 3.1.

            "GOVERNMENT SCHEMES" means any mandatory government-sponsored or maintained agreements, arrangements, customs, practices or obligations under any Law to which any company contributes in compliance with applicable Law for the payment of, provision for, or contribution towards, any pensions, allowances, lump sums or other like benefits on retirement, death, termination of employment (whether voluntary or not), or during periods of sickness or disablement, which are for the benefit of an employee or the benefit of persons dependent on any employee.

            "GOVERNMENTAL AUTHORITY" means any government or other political subdivision (whether federal, state, provincial, local or foreign), or any agency or instrumentality of any such government or political subdivision, exercising legislative, judicial, regulatory or administrative duties or any federal, state, provincial, local or foreign court, tribunal or arbitrator.

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
            "GOVERNMENTAL ORDER" means any judgment, order, writ, assessment, injunction, decree or ruling of any Governmental Authority.

            "HAZARDOUS MATERIALS" means any pollutant, toxic substance, asbestos and asbestos-containing materials, hazardous waste, special handling waste, universal waste, hazardous material, hazardous substance, contaminant, petroleum, petroleum-containing materials, crystalline silica, radiation and radioactive materials and polychlorinated biphenyls as defined in, or regulated by, any Environmental Law and any other material that could result in Liability under any Environmental Law.

            "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "INCOME TAXES" means any Tax imposed on or measured by income.

            "INDEMNIFIED PARTY" means a party entitled to indemnification under this Agreement.

            "INDEMNIFYING PARTY" means a party obligated to provide indemnification under this Agreement.

            "INFORMATION SYSTEMS" means all computer hardware, databases and data storage systems, computer, data, database and communications networks (other than the Internet), architecture interfaces and firewalls (whether for data, voice, video or other media access, transmission or reception) and other apparatus used to create, store, transmit, exchange or receive information in any form.

            "INSURANCE POLICIES" has the meaning set forth in SECTION 4.15(A).

            "INTELLECTUAL PROPERTY" means any and all patents and patent applications; trademarks, service marks, trade names, brand names, trade dress, slogans, logos and Internet domain names and uniform resource locators, and the goodwill associated with any of the foregoing; inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, patterns, compilations, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, proprietary information, customer lists, software, technical information and trade secrets; copyrights, copyrightable works, and rights in databases and data collections; moral and economic rights of authors and inventors; other intellectual or industrial property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature to any of the foregoing or having similar effect in any jurisdiction throughout the world; and registrations and applications for registration of any of the foregoing, including any renewals, extensions, continuations (in whole or in part), divisionals, re-examinations or reissues or equivalent or counterpart thereof; and all documentation and embodiments of the foregoing.

            "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.4(A).

            "IRCA" has the meaning set forth in SECTION 4.11(C).

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
            "IRS" has the meaning set forth in SECTION 4.10(C).

            "KNOWLEDGE OF THE BUYER" means the actual knowledge of the individuals listed on SCHEDULE 1.1(B) after reasonable inquiry.

            "KNOWLEDGE OF THE COMPANY" means the actual knowledge of each of the individuals listed on SCHEDULE 1.1(C) after reasonable inquiry.

            "LAW" means any law, statute, code, ordinance, treaty, Governmental Order, rule or regulation of any Governmental Authority.

            "LEASED REAL PROPERTY" has the meaning set forth in SECTION 4.17(A).

            "LIABILITIES" means any obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether or not due or to become due or asserted or unasserted).

            "LIEN" means any adverse claim, mortgage, pledge, security interest, or other similar encumbrance.

            "LOSSES" means any and all claims, Liabilities, losses, damages, fines, penalties, judgments and costs (in each case including reasonable out-of-pocket expenses).

            "MATERIAL CONTRACTS" has the meaning set forth in SECTION 4.13(A).

            "MAXIMUM AMOUNT" has the meaning set forth in SECTION 9.1(B).

            "NET DEBT" shall mean the excess of Debt Obligations over the Cash and Cash Equivalents of the Company and the Company Subsidiaries immediately prior to the Closing, determined on a consolidated basis in accordance with GAAP.

            "NET DEBT DEFICIENCY" has the meaning set forth in SECTION
2.6(D)(I).

            "NET DEBT EXCESS" has the meaning set forth in SECTION 2.6(D)(I).

            "NET DEBT STATEMENT" has the meaning set forth in SECTION 2.6(A).

            "NET WORKING CAPITAL" means, as of immediately prior to the Closing, the amount by which (a) the aggregate sum of the Company's accounts receivable trade, other current assets, inventory, prepaid expenses and sales tax receivable exceeds (b) the aggregate sum (excluding all Debt Obligations) of the Company's accounts payable and accrued liabilities, and salaries and benefits payable, all as determined on a consolidated basis in accordance with GAAP, but excluding all non-cash mark-to market adjustments for transactions hedging the results of operations of the Company and the Company Subsidiaries for fiscal 2007 or thereafter.

            "NET WORKING CAPITAL DEFICIENCY" has the meaning set forth in
SECTION 2.6(D)(II).

            "NET WORKING CAPITAL EXCESS" has the meaning set forth in SECTION 2.6(D)(II).

            "NET WORKING CAPITAL STATEMENT" has the meaning set forth in SECTION 2.6(A).

            "NLRB" has the meaning set forth in SECTION 4.11(A).

            "ORDINARY COURSE OF BUSINESS" means, in all material respects, the usual, regular and ordinary course of a business consistent with the past practice thereof.

            "ORGANIZATIONAL DOCUMENT" means, as to any Person, its certificate or articles of incorporation, its regulations or by-laws or any equivalent documents under the Law of such Person's jurisdiction of incorporation or organization.

            "OUTSIDE DATE" has the meaning set forth in SECTION 8.1(B).

            "OWNED INTELLECTUAL PROPERTY" means all Intellectual Property owned (in whole or in part) by the Company or the Company Subsidiaries.

            "OWNED REAL PROPERTY" has the meaning set forth in SECTION 4.17(B).

            "PBGC" has the meaning set forth in SECTION 4.10(D).

            "PERMITS" has the meaning set forth in SECTION 4.6.

            "PERMITTED LIENS" means (a) Liens arising under the Debt Obligations as set forth on SCHEDULE 1.1(D), (b) Liens for Taxes, assessments and other charges of Governmental Authorities not yet due and payable or being contested in good faith by appropriate proceedings, (c) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like Liens arising or incurred in the ordinary course of business or by operation of Law if the underlying obligations are not delinquent, (d) with respect to the Real Property (i) any conditions that may be shown by a current, accurate survey, (ii) easements, encroachments, restrictions, rights of way and any other non-monetary title defects; and (iii) zoning, building and other similar restrictions; provided none of the foregoing described in clause (d) will individually or in the aggregate materially impair the value or continued use and operation of the property to which they relate in the Business as presently conducted.

            "PERSON" means any individual, sole proprietorship, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, Governmental Authority or other legal entity.

            "POST-CLOSING TAX PERIOD" means a taxable period (or in the case of a Straddle Period, the portion thereof) ending after the Closing Date.

            "PRE-CLOSING TAX PERIOD" means a taxable period (or in the case of a Straddle Period, the portion thereof) ending on or before the close of business on the Closing Date.

            "PROCEEDING" means any claim, action, suit, proceeding, audit, investigation, inquiry, administrative enforcement proceeding or arbitration proceeding before any Governmental Authority.

            "PURCHASE PRICE" has the meaning set forth in SECTION 2.2(A).

            "PURCHASE PRICE CERTIFICATE" has the meaning set forth in SECTION 2.2(A).

            "REAL PROPERTY" means the Owned Real Property and the Leased Real Property.

            "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of a Hazardous Material into the Environment (including, without limitation, the abandonment or discarding of barrels, containers and other receptacles containing any Hazardous Material), and any condition that results in the exposure (in excess of applicable concentrations, limits or amount set forth in Environmental Laws) of a Person to a Hazardous Material.

            "RESPONSE PERIOD" has the meaning set forth in SECTION 9.5(D)(I).

            "RESPONSIBLE PARTY" has the meaning set forth in SECTION 9.5(D)(II)(B).

            "RESTRAINT" has the meaning set forth in SECTION 7.1(A).

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "SELLER FILED TAX RETURNS" has the meaning set forth in SECTION 6.3(B).

            "SELLER INDEMNIFIED PERSONS" has the meaning set forth in SECTION
9.2.

            "SELLER RELEASES" has the meaning set forth in SECTION 2.4(A)(IV).

            "SELLERS" or "SELLER" has the meaning set forth in the preamble.

            "SELLERS OBJECTION" has the meaning set forth in SECTION 2.6(B).

            "SELLERS REPRESENTATIVE" means Thomas Campion.

            "SELLING EXPENSES" means all costs, fees and expenses of outside professionals incurred by the Company or the Company Subsidiaries relating to the process of selling the Company and the Company Subsidiaries, whether incurred in connection with this Agreement or otherwise, including, without limitation, legal, accounting, tax and investment banking fees and expenses.

            "SHARES" has the meaning set forth in the recitals.

            "STRADDLE PERIOD" means any taxable period which begins before and ends after the Closing Date.

            "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there is no such voting interest, 50% of the equity interests of which) is owned directly or indirectly by such first Person, by one or more of its subsidiaries, or by such Person and one or more of its subsidiaries.

            "TARGET WORKING CAPITAL" means $13,000,000.

            "TAX" or "TAXES" means (a) any foreign, United States federal, state or local net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added (including goods and services), transfer, franchise, profits, capital (including large corporations), license, withholding, payroll (including, as relating to the Canadian Subsidiaries, employment and health insurance contributions or premiums), employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Law or Taxing Authority, whether disputed or not, (b) any liability for the payment of any amounts of any of the foregoing as a result of being a member of an affiliated, consolidated, combined, unitary or similar group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person, (c) any liability for the payment of any amounts as a result of being a party to any tax sharing agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing as a result of any express or implied obligation to indemnify any other Person, and (d) any liability for the payment of any of the foregoing types as a successor or transferee.

            "TAX CLAIM" has the meaning set forth in SECTION 9.5(E)(I).

            "TAX RETURN" means any and all returns (including amended returns), filings, statements or similar reports relating to Taxes, including any schedules and amendments thereto.

            "TAXING AUTHORITY" means any Governmental Authority responsible for the administration or imposition of any Tax whether of the United States, or any state, country, local or foreign government or subdivision or agency thereof.

            "THIRD PARTY CLAIM" has the meaning set forth in SECTION 9.5(D)(II)(A).

            "TRANSACTION AGREEMENTS" means the Escrow Agreement and the Seller Releases.

            "TRANSFER TAXES" has the meaning set forth in SECTION 6.3(C).

            "TRANSITION PERIOD" has the meaning set forth in SECTION 6.6(B).

            "TREASURY REGULATIONS" means the Treasury Regulations promulgated under the Code.

            "U.S. BENEFIT PLAN" has the meaning set forth in SECTION 4.10(B).

            "WARN ACT" has the meaning set forth in SECTION 4.11(A).

            1.2 OTHER INTERPRETIVE PROVISIONS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole (including any Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and all Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "include," "includes" and "including" will be deemed to be followed by the phrase "without limitation." The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "dollars" or "$" will be deemed references to the lawful money of the United States of America.


                         ARTICLE II   PURCHASE AND SALE

            2.1 PURCHASE AND SALE OF THE SHARES. On the Closing Date and subject to the terms and conditions set forth in this Agreement, Sellers shall sell, convey, assign, transfer and deliver to the Buyer and the Buyer will purchase and acquire, all of Sellers' right, title and interest in and to the Shares, in each case, free and clear of all Liens.

            2.2 CONSIDERATION. (a) On the Closing Date and subject to the terms and conditions set forth in this Agreement, the Buyer will pay to Sellers, in consideration of the sale, conveyance, assignment, transfer and delivery of the Shares, the aggregate sum of $200,000,000 in cash plus the Estimated Authorized Capital Expenditure Amount plus (i) the Estimated Net Debt (if a negative number) and (ii) the Estimated Net Working Capital Adjustment (if a positive number), minus (i) the Estimated Net Debt (if a positive number), (ii) the Estimated Net Working Capital Adjustment (if a negative number), (iii) any and all Selling Expenses that remain unpaid at the time of Closing and (iv) the Escrow Amount, which shall be payable to the escrow agent pursuant to the terms of the Escrow Agreement (as adjusted pursuant to this Agreement, the "PURCHASE PRICE"). Such amount shall be paid, in the proportion set forth on SCHEDULE B, to the applicable Seller on the Closing Date by means of one or more wire transfers of immediately available funds to an account or accounts designated in writing by each Seller at least one Business Day prior the Closing Date. At least three Business Days prior to the Closing Date, Sellers shall deliver to the Buyer a certificate (the "PURCHASE PRICE CERTIFICATE") of the chief financial officer of the Company, in a form and substance reasonably acceptable to Buyer, setting forth in sufficient detail Sellers' good faith estimate of Estimated Working Capital, Estimated Net Debt and the Estimated Authorized Capital Expenditure Amount. Any amount used in determining the Purchase Price as provided in this SECTION 2.2(A) or the adjustments to the Purchase Price provided in SECTION 2.6 below not denominated in U.S. Dollars shall be converted to U.S. Dollars at the exchange rate in effect one Business Day before the date of delivery of the Purchase Price Certificate or the date of determination of such adjustment, as the case may be, in each case, as set forth in THE WALL STREET JOURNAL, Eastern Edition.

            (b) On the Closing Date, Buyer shall pay or cause to be paid (A) to the Persons entitled thereto, all of the Debt Obligations set forth on SCHEDULE 2.2(B), in the amounts set forth in the Closing Certificate; and (B) to the Persons entitled thereto, all of the Selling Expenses to the extent unpaid at the time of the Closing.

            (c) Reserved.

            (d) Notwithstanding anything in this Agreement to the contrary, if any of the Sellers fails to provide the Buyer with the certification provided in
SECTION 2.4(A)(VI) in whole or in part, the Buyer shall be entitled to withhold the requisite amount from the Purchase Price in accordance with Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE") and the Treasury Regulations promulgated thereunder or other applicable Law.

            2.3 THE CLOSING. Unless this Agreement is terminated pursuant to
ARTICLE VIII, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Jones Day, 901 Lakeside Ave., Cleveland, Ohio 44114, not later than the third Business Day following the satisfaction or waiver of the conditions set forth in ARTICLE VII hereof (other than those conditions that are to be satisfied at the Closing), or at such other place and on such other date or time as may be agreed upon by the Sellers and the Buyer (the "CLOSING DATE"). The Closing shall be effective as of 12:01 a.m. on the Closing Date.

            2.4 DELIVERIES AT THE CLOSING. (a) At or prior to the Closing, the Sellers shall deliver or cause to be delivered to the Buyer:

            (i) stock certificates evidencing the Shares to be sold by each Seller, accompanied by stock powers duly executed in blank and requisite transfer tax stamps, if any, as may be necessary or desirable to effect the transactions described in SECTION 2.1;

            (ii) a receipt from each Seller, in form and substance reasonably acceptable to Buyer, acknowledging receipt by such Seller of the portion of the Purchase Price paid to such Seller;

            (iii) the Escrow Agreement, duly executed by each Seller and the escrow agent thereunder;

            (iv) releases, in substantially the form attached hereto as EXHIBIT C, duly executed by each of the Sellers and the employees receiving payments pursuant to SCHEDULE 1.1(A) (the "SELLER RELEASES");

            (v) copies of the resolutions of the boards of directors (or equivalent governing body) of each of the Sellers that is not an individual, authorizing and approving this Agreement and the Transaction Agreements and the transactions contemplated hereby and thereby, certified by the respective corporate secretaries (or equivalent) of the applicable Sellers to be true and complete and in full force and effect and unmodified as of the Closing Date;

            (vi) certificates in form and substance satisfactory to the Buyer, duly executed and acknowledged by each Seller to the extent required under applicable Law, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code and other applicable Law;

            (vii) the Consents listed on SCHEDULE 2.4(A)(VII);

            (viii) the resignations of the officers, as corporate officers, and directors of the Company and the Company Subsidiaries set forth on
       SCHEDULE 2.4(A)(VIII);

            (ix) a certificate (the "CLOSING CERTIFICATE") of the chief financial officer of the Company, dated as of the Closing Date and in a form and substance reasonably acceptable to Buyer, setting forth in sufficient detail the aggregate amount of (i) those Debt Obligations set forth on SCHEDULE 2.2(B) outstanding immediately prior to the Closing and
       (ii) any and all Selling Expenses that remain unpaid immediately prior to the Closing;

            (x) all minute books, stock record books (or similar registries) and corporate (or similar) records and seals of each of the Company and the Company Subsidiaries not already in the possession of the Company or the Company Subsidiaries;

            (xi) a copy of the certificate of incorporation (or equivalent document) of the Company and each Company Subsidiary, certified by the secretary of state or similar Governmental Authority of its jurisdiction of incorporation or organization, and a copy of the bylaws (or equivalent document) of the Company and each Company Subsidiary, certified by an officer of the Company;

            (xii) a reasonably current good standing certificate (or equivalent document if available) for the Company and each Company Subsidiary issued by the secretary of state or similar Governmental Authority of its jurisdiction of incorporation or organization;

            (xiii) payoff letters and appropriate termination statements under the Uniform Commercial Code and other instruments as may be requested by the Buyer to extinguish all Debt Obligations of the Company and each Company Subsidiary and all security interests related thereto to the extent directed by Buyer;

            (xiv) a list of the signatories on each of the bank accounts set forth on SCHEDULE 4.23; and

            (xv) stock certificates (or local legal equivalents) evidencing the capital stock of each Company Subsidiary.

            (b) At or prior to the Closing, the Buyer shall deliver or cause to be delivered to the respective Sellers the following:

            (i) the Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Sellers as provided in
       Section 2.2(a);

            (ii) a receipt evidencing the Buyer's receipt of the Shares and the payment of the amounts set forth in SECTION 2.2(B);

            (iii) copies of the resolutions of the board of directors of the Buyer authorizing and approving this Agreement and all other transactions and agreements contemplated hereby, certified by the corporate secretary of the Buyer to be true and complete and in full force and effect and unmodified as of the Closing Date; and

            (iv) the Escrow Agreement, duly executed by the Buyer and the escrow agent thereunder.

            2.5 Reserved.

            2.6 PURCHASE PRICE ADJUSTMENT.

            (a) Within 90 calendar days after the Closing Date, Buyer will prepare, or cause to be prepared, and deliver to the Sellers Representative (along with relevant supporting documentation) a statement containing a calculation of the Net Debt (the "NET DEBT STATEMENT"), which shall be prepared in accordance with the definition of Net Debt. Within 90 calendar days after the Closing Date, Buyer will prepare, or cause to be prepared, and deliver to Sellers Representative (along with relevant supporting documentation) a statement of Net Working Capital (the "NET WORKING CAPITAL STATEMENT"), which shall be prepared in accordance with the definition of Net Working Capital. Also within 90 calendar days after the Closing Date, Buyer will prepare, or cause to be prepared, and deliver to Sellers Representative (along with relevant supporting documentation), a statement of Authorized Capital Expenditures (the "AUTHORIZED CAPITAL EXPENDITURE STATEMENT").

            (b) The Sellers Representative shall, within 60 calendar days after the delivery by the Buyer of the Net Debt Statement, the Net Working Capital Statement and the Authorized Capital Expenditure Statement, complete its review of the Net Debt Statement, the Net Working Capital Statement and the Authorized Capital Expenditure Statement. In the event that the Sellers Representative determines that any of the Net Debt Statement, the Net Working Capital Statement or the Authorized Capital Expenditure Statement has not been prepared on a basis consistent with the requirements of SECTION 2.6(A), the Sellers Representative shall, on or before the last day of such 60-day period, inform the Buyer in writing (the "SELLERS OBJECTION"), setting forth a specific description of the basis of the Sellers Objection, the adjustments to the Net Debt Statement, the Net Working Capital Statement and/ or the Authorized Capital Expenditure Statement which the Sellers Representative believes should be made, and the Sellers Representative's calculation of the Net Debt, Net Working Capital or Authorized Capital Expenditures, as the case may be, and the Sellers Representative shall be deemed to have accepted any items not specifically disputed in the Sellers Objection. Failure to so notify the Buyer on or before the last day of such 60-day period shall constitute acceptance and approval of the Buyer's calculation of the Net Debt, Net Working Capital and the Authorized Capital Expenditures, which shall be conclusive and binding upon the Sellers and Buyer.

            (c) Subject to SECTION 2.6(D)(IV):

The Buyer shall have 30 calendar days following the date it receives the Sellers Objection to review and respond to the Sellers Objection. If the Sellers Representative and the Buyer are unable to resolve all of their disagreements with respect to the determination of the foregoing items by the 30th day following the Buyer's response thereto, after having used their good faith efforts to reach a resolution, they shall refer their remaining differences to the CPA Firm, which shall determine on a basis consistent with the requirements of SECTION 2.6(A), and only with respect to the specific remaining accounting related differences so submitted, whether and to what extent, if any, the Authorized Capital Expenditure Statement, the Net Working Capital Statement and/or the Net Debt Statement, as applicable, requires adjustment. The Sellers Representative and the Buyer shall request the CPA Firm to use its best efforts to render its determination within 45 calendar days. The CPA Firm's determination shall be conclusive and binding upon the Sellers and the Buyer. The Sellers Representative and the Buyer shall make reasonably available to the CPA Firm all relevant books and records, any work papers (including those of the parties' respective accountants) and supporting documentation relating to the Authorized Capital Expenditure Statement, the Net Working Capital Statement and/or the Net Debt Statement, as applicable, and all other items reasonably requested by the CPA Firm. The "FINAL STATEMENT OF NET DEBT" shall be (i) the Net Debt Statement in the event that (x) no Sellers Objection is delivered to the Buyer during the initial 60-day period specified above or (y) the Sellers Representative and the Buyer so agree, (ii) the Net Debt Statement, adjusted in accordance with the Sellers Objection, in the event that (x) Buyer does not respond to the Sellers Objection during the 30-day period specified above following receipt by the Buyer of the Sellers Objection or (y) the Sellers Representative and the Buyer so agree or (iii) the Net Debt Statement, as adjusted pursuant to the agreement of the Buyer and the Sellers Representative or as adjusted by the CPA Firm together with any other modifications to the Net Debt Statement agreed upon by Sellers Representative and the Buyer. The "FINAL STATEMENT OF NET WORKING CAPITAL" shall be (i) the Net Working Capital Statement in the event that (x) no Sellers Objection is delivered to the Buyer during the initial 60-day period specified above or (y) the Sellers Representative and the Buyer so agree, (ii) the Net Working Capital Statement, adjusted in accordance with the Sellers Objection, in the event that
(x) Buyer does not respond to the Sellers Objection during the 30-day period specified above following receipt by the Buyer of the Sellers Objection or (y) the Sellers and the Buyer so agree or (iii) the Net Working Capital Statement, as adjusted pursuant to the agreement of the Buyer and the Sellers Representative or as adjusted by the CPA Firm together with any other modifications to the Net Working Capital Statement agreed upon by Sellers Representative and the Buyer. The "FINAL STATEMENT OF AUTHORIZED CAPITAL EXPENDITURES" shall be (i) the Authorized Capital Expenditure Statement in the event that (x) no Sellers Objection is delivered to the Buyer during the initial 60-day period specified above or (y) the Sellers Representative and the Buyer so agree, (ii) the Authorized Capital Expenditure Statement, adjusted in accordance with the Sellers Objection, in the event that (x) Buyer does not respond to the Sellers Objection during the 30-day period specified above following receipt by the Buyer of the Sellers Objection or (y) the Sellers Representative and the Buyer so agree or (iii) the Authorized Capital Expenditure Statement, as adjusted pursuant to the agreement of the Buyer and the Sellers Representative or as adjusted by the CPA Firm together with any other modifications to the Authorized Capital Expenditures Statement agreed upon by Sellers Representative and the Buyer. All fees and disbursements of the CPA Firm shall be shared equally by the Sellers Representative on behalf of the Sellers, on the one hand, and the Buyer, on the other hand.

            (d) Subject to SECTION 2.6(D)(IV):

            (i) if the calculation of the Net Debt contained in the Final Statement of Net Debt is less than the Estimated Net Debt, the Buyer shall pay an amount in cash equal to the amount of such deficiency (such amount, the "NET DEBT DEFICIENCY"), plus interest computed at the Applicable Rate for the period from the Closing Date to the date of such payment on the Net Debt Deficiency, in immediately available funds to the Sellers Representative, for the benefit of the Sellers, within five (5) Business Days after the ultimate determination of the Final Statement of Net Debt as provided in this SECTION 2.6. If the calculation of the Net Debt contained in the Final Statement of Net Debt is greater than the Estimated Net Debt, the Sellers, jointly and severally, shall pay an amount in cash equal the amount of such excess (such amount, the "NET DEBT EXCESS"), plus interest computed at the Applicable Rate for the period from the Closing Date to the date of such payment on the Net Debt Excess, in immediately available funds to the Buyer, within five (5) Business Days after the ultimate determination of the Final Statement of Net Debt as provided in this SECTION 2.6.

            (ii) if the calculation of the Net Working Capital contained in the Final Statement of Net Working Capital is less than the Estimated Net Working Capital, the Sellers, jointly and severally, shall pay an amount in cash equal to the amount of such deficiency (such amount, the "NET WORKING CAPITAL DEFICIENCY"), plus interest computed at the Applicable Rate for the period from the Closing Date to the date of such payment on the Net Working Capital Deficiency, in immediately available funds to the Buyer within five (5) Business Days after the ultimate determination of the Final Statement of Net Working Capital as provided in this SECTION
       2.6. If the calculation of the Net Working Capital contained in the Final Statement of Net Working Capital is greater than the Estimated Net Working Capital, the Buyer shall pay an amount in cash equal to the amount of such excess (such amount, the "NET WORKING CAPITAL EXCESS"), plus interest computed at the Applicable Rate for the period from the Closing Date to the date of such payment on the Net Working Capital Excess, in immediately available funds to the Sellers Representative, for the benefit of Sellers, within five (5) Business Days after the ultimate determination of the Final Statement of Net Working Capital as provided in this SECTION 2.6.

            (iii) if the calculation of the Authorized Capital Expenditures contained in the Final Statement of Authorized Capital Expenditures is less than the Estimated Authorized Capital Expenditure Amount, the Sellers, jointly and severally, shall pay an amount in cash equal to the amount of such deficiency (such amount, the "AUTHORIZED CAPITAL EXPENDITURE DEFICIENCY"), plus interest computed at the Applicable Rate for the period from the Closing Date to the date of such payment on the Authorized Capital Expenditure Deficiency, in immediately available funds to Buyer, within five (5) Business Days after the ultimate determination of the Final Statement of Authorized Capital Expenditure as provided in this SECTION 2.6. If the calculation of the Authorized Capital Expenditures contained in the Final Statement of Authorized Capital Expenditures is greater than the Estimated Authorized Capital Expenditure Amount, the Buyer shall pay an amount in cash equal the amount of such excess (such amount, the "AUTHORIZED CAPITAL EXPENDITURE EXCESS"), plus interest computed at the Applicable Rate for the period from the Closing Date to the date of such payment on the Authorized Capital Expenditure Excess, in immediately available funds to the Sellers Representative, for the benefit of the Sellers, within five (5) Business Days after the ultimate determination of the Final Statement of Authorized Capital Expenditures as provided in this SECTION 2.6.

            (iv) All amounts payable by Buyer or the Sellers Representative, as the case may be, pursuant to SECTIONS 2.6(D)(I), (II) or (III), as the case may be, shall be netted against all amounts payable to such party by the other party pursuant to such sections.

            (v) Notwithstanding anything in this Agreement to the contrary, including SECTION 9.5(C), Buyer may, but is not required to, draw any amounts payable to Buyer pursuant to SECTIONS 2.6(D)(I), (II) or (III) from the funds subject to the Escrow Agreement.

           ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

            Each Seller severally represents and warrants to the Buyer as follows:

            3.1 VALIDITY AND ENFORCEABILITY. Such Seller has the capacity or the requisite power and authority, as the case may be, to execute, deliver and perform his, her or its obligations under this Agreement and the Transaction Agreements. This Agreement and the Transaction Agreements have been duly executed and delivered by such Seller and, assuming due authorization, execution and delivery by the other parties thereto, represent the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws affecting creditors' rights and remedies generally and general equitable principles (whether considered in a Proceeding in equity or at Law) (the "GENERAL ENFORCEABILITY EXCEPTIONS"). No further action on the part of such Seller is or will be required in connection with the transactions contemplated by this Agreement or the Transaction Agreements.

            3.2 TITLE TO SHARES. Such Seller has good and valid title to his, her or its Shares, free and clear of all Liens. Upon the consummation of the transactions contemplated by this Agreement, the Buyer will acquire good and valid title to such Seller's Shares, free and clear of all Liens, voting trusts, shareholder agreements, proxies or other similar restrictions.

            3.3 NO CONFLICT. (a) Neither the execution of this Agreement or the Transaction Agreements, nor the performance by such Seller of his, her or its obligations hereunder or thereunder will (i) violate or conflict with (A) in the case of any Seller that is not a natural person, the organizational documents of such Seller or (B) any Law or Governmental Order applicable to such Seller or by which any of his, her or its properties or assets are bound, (ii) violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of any Contract to which such Seller is a party or by which any of the assets or the properties of such Seller are bound or (iii) result in the creation or imposition of any Lien with respect to, or otherwise have an adverse effect upon, the Shares owned by such Seller.

            (b) Except as set forth on SCHEDULE 3.3(B), no Consent is required to be obtained, filed or delivered by such Seller for the consummation by such Seller of the transactions contemplated by this Agreement or the Transaction Agreements.

            3.4 PROCEEDINGS. There are no Proceedings pending or, to such Seller's actual knowledge, threatened (a) against such Seller or (b) that challenge, or question the validity of, this Agreement, any Transaction Agreement or any action taken or to be taken by such Seller in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby.

                   ARTICLE IV   REPRESENTATIONS AND WARRANTIES
              RELATING TO THE COMPANY AND THE COMPANY SUBSIDIARIES

            The Company represents and warrants to the Buyer as follows:

            4.1 ORGANIZATION. Each of the Company and the Company Subsidiaries is a corporation duly organized, validly existing and in good standing (to the extent such concept exists) under the Laws of its jurisdiction of incorporation or organization. Each of the Company and the Company Subsidiaries has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted and is duly qualified, authorized or licensed to do business and is in good standing (to the extent such concept exists) in the jurisdictions in which the ownership, lease or operation of its assets or the conduct of its business requires such qualification, authorization or license, except where the failure to be so qualified, authorized or licensed would not reasonably be expected to have a Company Material Adverse Effect.

            4.2 CAPITAL STOCK OF THE COMPANY. SCHEDULE 4.2 sets forth for the Company (a) its jurisdiction of incorporation, and (b) the number of authorized, issued and outstanding shares of capital stock, the names of the holders thereof, and the number of shares of capital stock held by each such holder and, except as set forth on SCHEDULE 4.2, there are no other authorized, issued or outstanding shares of capital stock or other equity interests of the Company. All of the issued and outstanding shares of capital stock of the Company are owned beneficially and of record by the Sellers, free and clear of any Liens. All of the shares of capital stock of the Company are duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with (and since such issuance, have not been transferred except in compliance with) all applicable federal, state and foreign securities Laws and any preemptive rights, rights of first refusal or similar rights of any Person. Except for this Agreement, there are no outstanding subscriptions, options, warrants, calls, preemptive rights, conversion or other rights, agreements, commitments, arrangements, trusts, proxies or understandings relating to the sale, issuance or voting of any shares of the capital stock of the Company, or of any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock of the Company. There are no outstanding agreements or commitments obligating the Company to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of the Company.

            4.3 COMPANY SUBSIDIARIES. SCHEDULE 4.3 sets forth a list of each Subsidiary of the Company (the "COMPANY SUBSIDIARIES") and for each of the Company Subsidiaries (i) its jurisdiction of incorporation, formation or organization, as applicable, and (ii) the number of authorized, issued and outstanding shares of each class of its capital stock or other authorized, issued and outstanding equity interests, as applicable, the names of the holders thereof, and the number of shares or percentage interests, as applicable, held by each such holder. Each Company Subsidiary is duly incorporated, formed or organized, as applicable, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of incorporation, formation or organization, as applicable, has the requisite corporate or similar power and authority to own, lease and operate its assets and to carry on its business as now being conducted, and is duly qualified, authorized or licensed to do business, and, where applicable, is in good standing in the jurisdictions in which the ownership, lease or operation of its assets or the conduct of its business requires such qualification or license except where the failure to be so qualified would not cause a Company Material Adverse Effect. Except as set forth on SCHEDULE 4.3, all the issued and outstanding shares of capital stock or other equity interests of the Company Subsidiaries are owned, beneficially and of record, by the Company or another Company Subsidiary, free and clear of any Liens, and the Company or a Company Subsidiary has good and valid title to such shares of capital stock or other equity interests. All of such issued and outstanding shares were duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on SCHEDULE 4.3, there are no outstanding subscriptions, options, warrants, calls, preemptive rights, conversion or other rights, agreements, commitments, arrangements, trusts, proxies or understandings relating to the sale, issuance or voting of any shares of the capital stock or other equity interest of any of the Company Subsidiaries, or of any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of capital stock or other equity interests of any of the Company Subsidiaries. There are no outstanding agreements or commitments obligating the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of any Company Subsidiary. Other than the ownership interests in the Company Subsidiaries, neither the Company nor the Company Subsidiaries own any equity interest in any other Person.

            4.4 FINANCIAL STATEMENTS. SCHEDULE 4.4(A) sets forth true and complete copies of the audited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2005 and December 31, 2004, and the related audited consolidated statements of income, consolidated statement of stockholders' equity and consolidated statement of cash flows for each of the years in the period then ended (the "ANNUAL FINANCIAL STATEMENTS"). SCHEDULE 4.4(A) also sets forth the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of September 30, 2006 (the "BALANCE SHEET"), the related unaudited consolidated statement of income, consolidated statement of stockholders' equity and the consolidated statement of cash flows for the nine-month period then ended (the "INTERIM FINANCIAL STATEMENTS" and, together with the Annual Financial Statements, the "FINANCIAL Statements"). Except as set forth on SCHEDULE 4.4(A), the Financial Statements have been prepared from the books and records of the Company and the Company Subsidiaries, and fairly present in all material respects the financial position and results of operations of the Company and the Company Subsidiaries on a consolidated basis at the dates and for the respective periods covered, in each case in accordance with GAAP applied on a consistent basis, subject, in the case of the Interim Financial Statements, which in the absence of note disclosures include all adjustments necessary for a fair presentation.

            (b) To the Knowledge of the Company, neither the Company nor any Company Subsidiary has any material Liabilities of any kind, except for Liabilities (i) reflected on, accrued or reserved against, in the Balance Sheet,
(ii) incurred in the ordinary course of business since the date of the Balance Sheet, (iii) arising under Contracts disclosed in the schedules to this Agreement or not required to be so disclosed, or (iv) set forth on SCHEDULE 4.4(B).

            4.5 NO CONFLICTS OR APPROVALS. Except as set forth on SCHEDULE 4.5(A), the execution, delivery and performance by the Company of this Agreement and the Transaction Agreements and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with or result in a breach of the organizational documents of any of the Company or the Company Subsidiaries,
(ii) violate, conflict with or result in a breach of, or constitute a default by the Company or the Company Subsidiaries (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, consent, cancellation, acceleration, increased Liabilities or fees, or right to increase the obligations or otherwise modify the terms under, or result in the creation of any Lien, other than Permitted Liens, upon any of the material properties, rights or assets of any of the Company or the Company Subsidiaries or on the Shares or to which any of such properties, assets or Shares are subject under, any material Contract to which any of the foregoing is a party or otherwise bound, or (iii) subject to the receipt of the requisite approvals referred to on SCHEDULE 4.5(B), conflict with or violate any Governmental Order or Law applicable to any of the Company or the Company Subsidiaries or any of their respective properties, rights or assets.

            (b) Except as set forth on SCHEDULE 4.5(B), no Consent is required to be obtained, filed or delivered by the Sellers for the consummation by the Company or any Company Subsidiary of the transactions contemplated by this Agreement and the Transaction Agreements.

            4.6 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS. Except as set forth on SCHEDULE 4.6, each of the Company and the Company Subsidiaries is now and has been since October 29, 2003, in compliance in all material respects with all Laws and Governmental Orders. To the Knowledge of the Company, there is no proposed Law or Governmental Order that would be applicable to any of the Company or the Company Subsidiaries that would materially adversely affect the condition (financial or otherwise), business, assets, properties, Liabilities or operations of any of the Company or the Company Subsidiaries. Neither the Company nor any Company Subsidiary nor any director, officer, agent or employee acting on behalf of the Company or any Company Subsidiary has used any corporate funds to make, directly or indirectly, any unlawful contribution, gift, bribe, payoff, kickback or other unlawful payment to any United States or foreign government official or employee or violated any provision of the United States Foreign Corrupt Practices Act of 1997. Except as set forth in SCHEDULE 4.6, each of the Company and the Company Subsidiaries possess all material licenses, approvals, permits, registrations, certificates and other governmental authorizations ("PERMITS") necessary to own, lease and operate its assets and conduct the business of the Company and the Company Subsidiaries as currently conducted. Except as set forth in SCHEDULE 4.6, the Permits are in full force and effect and the Company and the Company Subsidiaries have not received any written notice or, to the Knowledge of the Company, oral notice, from any Governmental Authority (a) asserting that the Company or any Company Subsidiary is not in material compliance with any Permit or (b) threatening to suspend, revoke, revise, limit, restrict or terminate any Permit held by the Company or any Company Subsidiary or declare any such Permit invalid. Except as set forth in SCHEDULE 4.6, (x) the statutory records of each of the Company and the Company Subsidiaries required to be maintained by the Laws of its jurisdiction of incorporation, organization or formation have been properly kept and contain an accurate and materially complete record of the applicable matters required to be contained therein and no written notice, that any of them is incorrect or should be rectified has been received and (y) all documents required to be filed with any relevant Governmental Authority in any relevant jurisdiction in respect of the Company and the Company Subsidiaries have been filed and were correct in all material respects. In limitation of the above, no representation or warranty provided in this SECTION 4.6, shall apply to any matters covered by SECTIONS 4.9, 4.10 and 4.14, it being understood that the sole representations and warranties with respect to the matters covered by SECTIONS 4.9, 4.10 and 4.14 are the representations and warranties contained therein.

            4.7 PROCEEDINGS. Except as set forth on SCHEDULE 4.7, there are no Proceedings pending or, to the Knowledge of the Company, threatened (a) against the Company or any Company Subsidiary or (b) that challenge, or question the validity of, this Agreement, any Transaction Agreement or any action taken or to be taken by the Company or any Company Subsidiary in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby.

            4.8 ABSENCE OF CERTAIN CHANGES. Except as (a) set forth in SCHEDULE 4.8, or (b) otherwise expressly permitted or required by this Agreement, since the date of the Balance Sheet, the business of the Company and the Company Subsidiaries has been conducted only in the ordinary course of business.

            4.9 TAX MATTERS. Except as set forth in SCHEDULE 4.9;

            (a) All Tax Returns required to be filed by or on behalf of the Company and Company Subsidiaries have been timely filed (subject to permitted extensions applicable to such filing), and all such Tax Returns of the Company and Company Subsidiaries are true, correct and complete in all respects. All Taxes of the Company and Company Subsidiaries due or payable (whether or not shown on such Tax Returns) have been paid within the prescribed period or any extension thereof, other than Taxes that are being contested in good faith or properly reflected or adequately reserved against on a balance sheet of the Company or a Company Subsidiary prepared in accordance with GAAP. All material elections made on behalf of the Company or the Company Subsidiaries have been timely and properly made.

            (b) There are no Liens relating to Taxes encumbering any of the Shares or any assets or properties of the Company or the Company Subsidiaries, except for Permitted Liens.

            (c) There are no Proceedings currently pending against the Company or the Company Subsidiaries or, to the Knowledge of the Company, threatened against the Company or the Company Subsidiaries in respect of any Tax for any Pre-Closing Tax Period. To the Knowledge of the Company, no claims for Taxes have been made by any Taxing Authority in a jurisdiction in which any of the Company or the Company Subsidiaries does not file a Tax Return.

            (d) None of the Company or the Company Subsidiaries has granted any extension or waiver of the statute of limitations period applicable to any Tax or Tax Return, or has agreed to any extension of time with respect to a material Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

            (e) Since October 29, 2003, none of the Company or Company Subsidiaries (i) has been a member of an affiliated, consolidated, combined or unitary group as set forth in Section 1504 of the Code or any other similar provision of state, local or foreign Law or (ii) has any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise; in either case, other than with respect to any current affiliated, consolidated, combined or unitary group.

            (f) All Tax amounts required to be withheld or collected for payment by the Company or Company Subsidiaries, including in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or any other Person have been collected or withheld and paid to the appropriate Taxing Authorities, except for payments not yet due to be paid over to a taxing authority.

            (g) None of the Company or the Company Subsidiaries will be required to include any item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date (i) as a result of any change in method of accounting made between October 29, 2003 and on or prior to the Closing Date, (ii) pursuant to a "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed between October 29, 2003 and on or prior to the Closing Date, (iii) pursuant to an installment sale or open transaction disposition made between October 29, 2003 and on or prior to the Closing, or (iv) as a result of any prepaid amount received between October 29, 2003 and on or prior to the Closing. Any income, gain, deduction or loss attributable to "intercompany transactions" (as defined in Treasury Regulations under Section 1502 of the Code or any corresponding provision of state, local foreign or other income Tax Law) involving the Company or any Company Subsidiary consummated prior to the Closing or "excess loss accounts" (as defined in Treasury Regulations under Section 1502 of the Code or any corresponding provision of state, local foreign or other income Tax Law) with respect to the stock of the Company or any Company Subsidiary existing at the Closing will be taken into account for federal, state or local Income Tax purposes as a result of the transactions contemplated by this Agreement.

            (h) Neither the Company or any of the Company Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

            (i) Since October 29, 2003, neither the Company nor any of the Company Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution that was purported or intended to be governed by
Section 355(a) of the Code.

            (j) Each of the Company and the Company Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
Section 6662 of the Code.

            (k) Neither the Company nor any Company Subsidiary is a party to or bound by any Tax allocation or Tax sharing agreement or arrangement.

            (l) Since October 29, 2003, no Tax Return filed with respect to the Company or Company Subsidiaries reflects any material adjustment pursuant to
Section 482 of the Code or any analogous provision of state, local or foreign Tax law.

            (m) Since October 29, 2003, none of the Company or the Company Subsidiaries has been a party to any understanding or arrangement described in
Section 6111(b)(2) of the Code, nor has any of the Company or the Subsidiaries participated in a reportable transaction as defined in Treasury Regulation
Section 1.6011-4(b) and (c)(3), or any analogous provision of state, local or foreign Tax law.

            (n) There are no outstanding rulings of, or requests for rulings with, any Tax authority expressly addressed to the Company or any Company Subsidiary, with respect to the Company or any Company Subsidiary.

            (o) None of the Canadian Company Subsidiaries have entered into any agreement contemplated by section 191.3 of the Income Tax Act (Canada).

            (p) No Person (other than the Buyer) has ever acquired or had the right to acquire control of the Canadian Company Subsidiaries for the purposes of Section 111 of the Income Tax Act (Canada).

            (q) There is no, and prior to the Closing there will not be, any transaction, election, or failure to take any action or make any election prior to the Closing that would restrict or limit use (for the benefit of the Buyer) of the Canadian Company Subsidiaries' net losses as at the Closing in a taxation year ending after the Closing, other than any limits or restrictions caused by any act, omission or failure of the Buyer under applicable Laws, including
Section 111 of the Income Tax Act (Canada).

            (r) None of sections 78, 80, 80.01, 80.02, 80.03 and 80.04 of the
Income Tax Act (Canada) or any equivalent provision of the Laws of any other jurisdiction, have applied or will apply to the Canadian Company Subsidiaries on or before the Closing Date.

            (s) No Canadian Company Subsidiary has acquired property from a non-arm's length Person, within the meaning of the Income Tax Act (Canada), for consideration, the value of which is less than the fair market value of the property, including, but not limited to, in circumstances which could subject it to a liability under section 160 of the Income Tax Act (Canada). The value of the consideration paid or received by the Canadian Company Subsidiaries for the acquisition, sale or transfer of property (including intangibles) or the provision of services (including financial transactions) from or to any non arm's length Person is equal to the estimated fair market value of such property acquired, transferred or sold or services purchased or provided. The Canadian Company Subsidiaries have not received any requirement pursuant to section 224 of the Income Tax Act (Canada) which remains unsatisfied in any respect.

            (t) No circumstances exist and no transaction or event or series of transactions or events has occurred which has resulted or could result in a liability for Tax to the Canadian Company Subsidiaries, either before, on or after Closing, under section 17 of the Income Tax Act (Canada). Paragraph 214(3)(a) of the Income Tax Act (Canada) has not applied as a result of any transaction or event involving the Canadian Company Subsidiaries. For all transactions between a Canadian Company Subsidiary and any Person that is a non-resident of Canada for purposes of the Income Tax Act (Canada) with whom it was not dealing at arm's length during a taxation year commencing after 1998 and ending on or before the Closing Date and to which subsection 247(3) of the Income Tax Act (Canada) could apply, the Canadian Company Subsidiary has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada).

            (u) The Canadian Company Subsidiaries are duly registered under Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and their registration numbers are 88618-8903RT0001 (Recmix, Inc.), 88613-7207RT0001 (Melri, Inc.) and 84174-5540RT0001 (Excell Materials G.P.), respectively.

            4.10 EMPLOYEE BENEFITS. (a) SCHEDULE 4.10(A) sets forth a list of
(i) every employee benefit plan, within the meaning of Section 3(3) of ERISA,
(ii) every other severance pay, retention, parachute, employment, salary continuation, bonus, incentive, stock option, stock purchase, restricted stock, retirement, pension, profit sharing or deferred compensation plan, contract, program, fund, or arrangement of any kind, and (iii) every other employee benefit plan, contract, program, fund, or arrangement (whether written or oral, qualified or nonqualified, formal or informal, funded or unfunded, foreign or domestic, currently effective or terminated) and every trust, escrow, or similar agreement related thereto, whether or not funded, in respect of any present or former employees, directors, officers, shareholders, consultants, or independent contractors of the Company, the Company Subsidiaries or any ERISA Affiliate that are sponsored or maintained by the Company, a Company Subsidiary or any ERISA Affiliate or with respect to which the Company, a Company Subsidiary or any ERISA Affiliate has made or is required to make payments, transfers, or contributions (all of the above being hereinafter individually or collectively referred to as a "BENEFIT PLAN" or "BENEFIT PLANS," respectively). Neither the Sellers, the Company nor any Company Subsidiary has any Liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Benefit Plans. "COMPANY EMPLOYEE" means any current or former employee, director or officer of the Company or the Company Subsidiaries.

            (b) SCHEDULE 4.10(B) separately identifies each Benefit Plan that is maintained in the United States (each, a "U.S. BENEFIT PLAN"), and each Benefit Plan that is not a U.S. Benefit Plan (each, a "FOREIGN BENEFIT PLAN").

            (c) Current, accurate and complete copies (or, as to clause (i) of this sentence, to the extent no copy exists, an accurate description) of the following materials have been delivered to the Buyer with respect to each U.S. Benefit Plan, to the extent applicable: (i) current plan documents, any amendments and any related trust agreement, group annuity contract or other funding instrument, (ii) the most recent determination letter from the Internal Revenue Service ("IRS"), (iii) the most recent summary plan description and summary of material modifications to the extent not included in the summary plan description in each case distributed to employees, and (iv) for the three (3) most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) where applicable, actuarial valuation reports.

            (d) Except as set forth in SCHEDULE 4.10(D): (i) the U.S. Benefit Plans have been established and administered in compliance with their terms and the applicable requirements of ERISA, the Code, and other applicable Laws; (ii) each U.S. Benefit Plan and related trust that is intended to be qualified within the meaning of Section 401 or 501, as applicable, of the Code is so qualified and has received or has timely applied for a favorable determination letter as to its qualification, and to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification or other losses arising from such action or failure to act; (iii) no event has occurred and no condition exists with respect to any U.S. Benefit Plan that would subject the Company or Company Subsidiaries, either directly or by reason of their affiliation with any ERISA Affiliate, to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws;
(iv) no "reportable event" (as such term is defined in Section 4043 of the Code), non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code), "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)), or breach of any duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA has occurred with respect to any U.S. Benefit Plan that could result in any liability or excise tax under ERISA or the Code being imposed on the Company or a Company Subsidiary; (v) all premiums due to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any U.S. Benefit Plan have been timely paid in full;
(vi) the PBGC has not instituted proceedings to terminate any U.S. Benefit Plan; and (vii) no Liability (other than for premiums to the PBGC) under Title IV of ERISA has been or could reasonably be expected to be incurred by any of the Company or Company Subsidiaries.

            (e) With respect to any insurance policy providing funding for benefits under any U.S. Benefit Plan, (i) there is no Liability of the Company or any Company Subsidiary in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent Liability, nor would there be any such Liability if such insurance policy was terminated on the date hereof, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the Knowledge of the Company, no such proceedings with respect to any such insurer are imminent.

            (f) Except as set forth in SCHEDULE 4.10(G), neither the Company, a Company Subsidiary nor any ERISA Affiliate currently has, and at no time in the past has had, an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of
Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

            (g) With respect to any U.S. Benefit Plan, except as set forth in
SCHEDULE 4.10(G): (i) there are no pending or, to the Knowledge of the Company, threatened Proceedings, other than routine claims for benefits in the ordinary course by participants and beneficiaries; (ii) to the Knowledge of the Company, no facts or circumstances exist that could give rise to any such Proceedings;
(iii) no written or to the Knowledge of the Company, oral communication has been received from the PBGC in respect of any U.S. Benefit Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein; and (iv) no administrative investigation, audit or other Proceeding by the Department of Labor, the PBGC, the IRS or other Governmental Authorities is pending or in progress or, to the Knowledge of the Company, threatened.

            (h) Except as set forth in SCHEDULE 4.10(H), (i) all persons classified as independent contractors of the Company or Company Subsidiaries satisfy and have at all times satisfied in all material respects the requirements of applicable Law to be so classified; (ii) the Company and Company Subsidiaries have fully and accurately reported such persons' compensation on IRS Form 1099 when required to do so; (iii) neither the Company nor any Company Subsidiary has or has had any obligations to provide benefits with respect to such persons under any Benefit Plan or otherwise and (iv) none of the Company or Company Subsidiaries has employed or employs any "leased employees" as defined in Section 414(n) of the Code.

            (i) With respect to each U.S. Benefit Plan that is a group health plan benefiting any current or former employee of the Company, Company Subsidiary or any ERISA Affiliate that is subject to Section 4980B of the Code, the Company, Company Subsidiaries and each ERISA Affiliate have complied with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

            (j) All contributions, transfers and payments in respect of any U.S. Benefit Plan, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code, have been or are fully deductible under the Code.

            (k) No U.S. Benefit Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by Law or (ii) death or retirement benefits under any U.S. Benefit Plan that is intended to be qualified under
Section 401(a) of the Code.

            (l) (i) All contributions (including, without limitation, all employer matching or other contributions and employee salary reduction contributions) to and payments from any U.S. Benefit Plan in respect of any Company Employees that are required in accordance with the terms of such U.S. Benefit Plan, any related document, the Code or ERISA have been timely made, or, if not yet due, have been properly reflected in the Financial Statements; and
(ii) all such contributions to, and payments from, any U.S. Benefit Plan, except those to be made from a trust qualified under Section 401(a) of the Code, that are required to be made as of the Closing Date will be made on or prior to the Closing Date.

            (m) (i) SCHEDULE 4.10(M)(I) sets forth a true, complete, up-to-date and accurate list of all written or oral Foreign Benefit Plans sponsored, maintained or contributed to or required to be contributed to by the Company or Company Subsidiaries or any affiliate or subsidiary thereof for the benefit of its employees or former employees and their dependents or beneficiaries which are maintained by the Company or Company Subsidiaries or in which the Company or Company Subsidiaries participates in or has any actual or potential liabilities or obligations other than plans established and pursuant to a Government Scheme. With respect to each Foreign Benefit Plan which is not a Government Scheme, to the extent applicable, current, accurate and complete copies of, or, where oral, written summaries of the material terms thereof as amended at the date hereof, including, without limitation, (A) current plan documents, any amendments and any related trust agreement, group annuity contract or other funding instrument, investment management agreements, current asset valuations, collective agreements, all professional opinions (whether or not internally prepared) with respect to each Foreign Benefit

Plan, all material internal memoranda concerning the Foreign Benefit Plans, copies of material correspondence with all regulatory authorities with respect to each Foreign Benefit Plan and plan summaries, employee booklets and personnel manuals (or, to the extent no copy exists, an accurate description), and (B) the most recent audited financial statements and/or actuarial valuation reports, have been delivered to the Buyer;

            (ii) with respect to each Foreign Benefit Plan, except as set forth in SCHEDULE 4.10(M)(II), all data and information required, in the case of such Benefit Plans that are not Government Schemes, to administer or, in the case of such Benefit Plans that are Government Schemes, to comply with applicable rules and regulations, is in the possession or control of the Company or the Company Subsidiaries and is complete and correct in all material respects;

            (iii) with respect to each Foreign Benefit Plan, except as set forth in SCHEDULE 4.10(M)(III): (A) there are no pending or, to the Knowledge of the Company, threatened Proceedings, other than routine claims for benefits in the ordinary course by participants and beneficiaries; (B) to the Knowledge of the Company, no facts or circumstances exist that could give rise to any such Proceedings; (C) no written or, to the Knowledge of Company, oral communication has been received from any Governmental Authority in respect of any Foreign Benefit Plan concerning the funded status of any such plan or any transfer of assets and Liabilities from any such plan in connection with the transactions contemplated herein;
       (D) no administrative investigation, audit or other Proceeding by any Governmental Authority is pending or in progress or, to the Knowledge of the Company, threatened; and (E) no Foreign Benefit Plan in Canada is subject to any pending, threatened or anticipated examination, investigation or other procedure, action, or claim initiated by any Governmental Authority, by any employee or beneficiary covered by such plan and there exists no state of facts that could give rise to such investigation that could affect the registration;

            (iv) with respect to each Foreign Benefit Plan, except as set forth in SCHEDULE 4.10(M)(IV): (A) each such plan that is intended to be tax qualified or tax registered is so qualified or registered, and no fact or circumstance exists that could reasonably be expected to cause the loss of such qualification or registration or exemption or approval (and in the case of such plans established in Canada, the assets of such plans have been invested so as to avoid exposure to penalty taxes under the Income Tax Act (Canada)); (B) all Foreign Benefit Plans that are required to be funded are funded in accordance with applicable Law and other requirements (and in the case of each plan established in Canada is fully funded on a going concern and on a solvency basis pursuant to the most recently filed actuarial valuation reports for such plans and in accordance with the methods and assumptions set forth therein and no material changes have occurred to the Foreign Benefit Plans in Canada or are expected to occur that would affect the actuarial reports or financial statements required to be provided to the Buyer); (C) for all Foreign Benefit Plans that are not required to be funded, the level of reserves required by Law or applicable accounting standards under each insured Foreign Benefit Plan is reasonable and sufficient to provide for all incurred but unreported claims; (D) all current obligations under any Foreign Benefit Plan have been met, and all contributions to and, with respect to Foreign Benefit Plans that are not Government Schemes, payments from any Foreign Benefit Plan in respect of any Company Employee that are required in accordance with the terms of such Foreign Benefit Plan or applicable Law have been timely made, or if not yet due, have been properly reflected in the Financial Statements; (E) where applicable, all contributions or premiums required to be made by any of the Company or Company Subsidiaries under the terms of each Foreign Benefit Plan in Canada to any governmental or non-governmental reinsurance scheme backing up any Foreign Benefit Plan in case of insolvency of the relevant obligor have been made, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of the coverage under such reinsurance scheme and the Company or Company Subsidiaries do not have, and as of Closing, will not have any liabilities owing; (F) no Foreign Benefit Plans (other than Government Schemes which have been described generically) or similar schemes or promises, whether with respect to groups of beneficiaries or individual beneficiaries, exist with respect to or obliging any of the Company or Company Subsidiaries that have not been disclosed on SCHEDULE 4.10(M)(IV) or expressly or reasonably identifiable and adequately provided for on the financial statements of such companies; (G) all Foreign Benefit Plans (and their corresponding assets or funds) have been implemented, administered and invested in compliance with their terms, the Law and all applicable collective bargaining agreements, and all reports, returns or similar documents required to be filed with a Governmental Authority in respect of the Foreign Benefit Plans have been duly and timely filed; (H) no event has occurred that would cause the termination in whole or in part of a Foreign Benefit Plan in Canada and there have been no improper withdrawals, applications or transfers of assets from a Foreign Benefit Plan in Canada or the trusts and funding media thereto and neither the Company or Company Subsidiaries nor any of their agents have been in breach of any fiduciary obligation with respect to the administration of the Foreign Benefit Plans in Canada or trusts or other funding media thereto; (I) none of the Foreign Benefit Plans is a multi-employer plan as defined under the provisions of applicable law; and (J) none of the Foreign Benefit Plans in Canada provides benefits to retired employees or their beneficiaries or dependents.

            (n) Except as set forth in SCHEDULE 4.10(N), no Benefit Plan exists that, as a result of the execution of this Agreement, shareholder approval of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with any other events), would (i) entitle any Company Employee to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement; (ii) with respect to any Company Employee, accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans; (iii) limit or restrict the right of the Company or Company Subsidiaries to merge, amend or terminate any of the Benefit Plans; or (iv) cause the Company or Company Subsidiaries to record additional compensation expense on their income statements with respect to any outstanding stock option or other equity-based award.

            (o) Except as set forth in SCHEDULE 4.10(O), there is no Contract, plan or arrangement (written or otherwise) covering any Company Employee that, individually or collectively, could give rise to the payment of any amount that would be nondeductible pursuant to Section 280G of the Code or could give rise to the payment of any amount in respect of Code

Section 4999, nor will any of the transactions contemplated by this Agreement result in any amounts that are not deductible pursuant to Section 280G of the Code or the payment of any amount in respect of Code Section 4999.

            (p) Neither the Company nor any of the Company Subsidiaries has agreed or committed to institute any plan, program, arrangement or agreement for the benefit of employees or former employees of the Company or any Company Subsidiary other than the Benefit Plans, or to make any amendments to any of the Benefit Plans, nor will any such plan, program, arrangement, agreement or amendment be made prior to the Closing Date.

            (q) Each of the Company and Company Subsidiaries has reserved all rights necessary to amend or terminate each of the Benefit Plans without the consent of any other Person.

            (r) No Benefit Plan provides benefits to any individual who is not a current or former employee of the Company or a Company Subsidiary, or the dependents or other beneficiaries of any such current or former employee.

            4.11 LABOR RELATIONS. (a) Except as set forth in SCHEDULE 4.11 or as otherwise permitted pursuant to this Agreement, (i) none of the Company or the Company Subsidiaries is a party to any collective bargaining agreement nor is any such contract or agreement presently being negotiated, (ii) none of the Company or Company Subsidiaries is in material breach of any collective bargaining agreement, (iii) within the past three (3) years, there has been no labor strike, work stoppage, slowdown, lockout or other labor controversy in effect with respect to the Company or the Company Subsidiaries, or, to the Knowledge of the Company, threatened against the Company or the Company Subsidiaries, (iv) there are no material grievances or other material labor disputes or Proceedings pending against the Company or the Company Subsidiaries or, to the Knowledge of the Company, threatened against the Company or the Company Subsidiaries or involving any Company Employees, (v) there are no material unfair labor practice charges, grievances or complaints, actions, inquiries, Proceedings or, to the Knowledge of the Company, investigations pending against the Company or the Company Subsidiaries or, to the Knowledge of the Company, threatened against the Company or the Company Subsidiaries by or on behalf of any Company Employees and (vi) the Company and the Company Subsidiaries are in material compliance with their obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN ACT"), and all other notification and bargaining obligations arising under any collective bargaining agreement or statute. As of the date of this Agreement, to the Knowledge of the Company, there is no union campaign being conducted to solicit cards from the Company Employees to authorize a union to request a National Labor Relations Board ("NLRB") certifications election with respect to the Company Employees.

            (b) SCHEDULE 4.11 sets forth a list of (i) all employees of each of the Company and the Company Subsidiaries with an annual salary of more than $100,000, (ii) the employment status of each such individual (E.G., active, inactive, approved leave (including nature of such leave)), (iii) the employment category of each such individual (E.G., full-time, part-time, temporary), (iv) the rate of all regular and special compensation payable to each such individual in any and all capacities and (v) any regular or special compensation that will be payable to each such individual in any and all capacities as of the Closing Date other than the then current accrual of regular payroll compensation. To the Knowledge of the Company, no individual required to be set forth on SCHEDULE 4.11 has provided oral or written notice that he or she intends to retire or terminate their employment relationship with the Company or any of the Company Subsidiaries. Except as set forth in SCHEDULE 4.11, and except for obligations arising under applicable Laws neither the Company nor any of the Company Subsidiaries employs any employee whose employment is not at will and cannot be dismissed immediately without notice or cause and without further Liability to the Company or any of the Company Subsidiaries.

            (c) All current employees of the Company and the Company Subsidiaries who work in the United States are, and all former employees of the Company and the Company Subsidiaries who worked in the United States whose employment terminated, voluntarily or involuntarily, within the three years prior to the date of this Agreement were, legally authorized to work in the United States. The Company and each Company Subsidiary that is located in the United States or has employees working in the United States has completed and retained the necessary employment verification paperwork under the Immigration Reform and Control Act of 1986 ("IRCA") for the employees hired prior to the date of this Agreement, and the Company and each Company Subsidiary that is located in the United States or has employees working in the United States has complied with anti-discrimination provisions of the IRCA.

            (d) Except as set forth on SCHEDULE 4.11 neither the Company nor any Company Subsidiary has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past three (3) years, nor has the Company or any Company Subsidiary planned or announced any such action or program for the future.

            (e) Except as set forth on SCHEDULE 4.11, no Company or Company Subsidiary is a party to or otherwise bound by, any consent decree with, or citation by, any Governmental Authority related to employees or employment practices.

            4.12 INTELLECTUAL PROPERTY. (a) SCHEDULE 4.12 is a complete and correct list of all the Owned Intellectual Property that constitutes a patent, trademark, domain name or copyright registration or patent, trademark, domain name or copyright application. All fees associated with maintaining any Owned Intellectual Property required to have been set forth on SCHEDULE 4.12 have been paid in full in a timely manner to the proper Governmental Authority and, except as set forth on SCHEDULE 4.12, no such fees are due within the three month period after the Closing Date. Except as set forth on SCHEDULE 4.12, all of the Owned Intellectual Property required to be listed thereon are in full force and effect.

            (b) Except pursuant to a Material Contract set forth on SCHEDULE 4.13, all of the Owned Intellectual Property is owned by the Company or a Company Subsidiary and, to the Knowledge of the Company, the owner thereof has the exclusive right to use and possess such Intellectual Property, for any purpose free from (i) any Liens (except for Permitted Liens incurred in the ordinary course of business) and (ii) any requirement of any past, present or future royalty payments, license fees, charges or other payments or conditions or restrictions whatsoever. Except pursuant to a Material Contract set forth on
SCHEDULE 4.13, neither the Company nor the Company Subsidiaries has licensed or otherwise granted any right to any

Person under any Owned Intellectual Property or has otherwise agreed not to assert any such Intellectual Property against any Person.

            (c) Except as set forth on SCHEDULE 4.12, all former and current consultants or contractors to the Company and the Company Subsidiaries have executed and delivered valid written instruments that assign to the Company or the Company Subsidiaries all rights to any Intellectual Property developed by them in the course of their performing services for the Company or the Company Subsidiaries. All employees of the Company and the Company Subsidiaries who participated in the creation or contributed to the conception or development of Intellectual Property relating to the business of the Company and the Company Subsidiaries were employees of the Company or the Company Subsidiaries at the time of rendering such services and such services were within the scope of their employment or such employees have otherwise validly assigned such Intellectual Property to the Company or the Company Subsidiaries. Except as set forth on
SCHEDULE 4.12, no director, officer, stockholder, employee, consultant, contractor, agent or other representative of the Company or the Company Subsidiaries owns or claims any rights in (nor has any of them made application for) any Intellectual Property owned or used by the Company or the Company Subsidiaries.

            (d) Except as set forth on SCHEDULE 4.12, the Company and the Company Subsidiaries have entered into confidentiality and nondisclosure agreements with all of their directors, officers, employees, consultants, contractors and agents and any other Person with access to the trade secrets of the Company and the Company Subsidiaries to protect the confidentiality and value of such trade secrets, and there has not been any breach by any of the foregoing of any such agreement. The Company and the Company Subsidiaries use reasonable measures to maintain the secrecy of all trade secrets of the Company or the Company Subsidiaries that are material to the operations of the Company and the Company Subsidiaries and are valuable thereto by virtue of their secrecy.

            (e) Except as set forth on SCHEDULE 4.12 and to the Knowledge of the Company, the operation of the Company's and the Company Subsidiaries' business as currently conducted or any part thereof, including without limitation the manufacture, use, sale and importation of products of the Company or the Company Subsidiaries and the possession, use, disclosure, copying or distribution of any information, data or products, whether tangible or intangible, in the possession of the Company and the Company Subsidiaries, and the possession or use of the Owned Intellectual Property, has, does and will not infringe, misappropriate, dilute, violate or otherwise conflict with any Intellectual Property right of any other Person. To the Knowledge of the Company, the operation of the Company's and the Company Subsidiaries' business does not constitute unfair competition or deceptive or unfair trade practice. To the Knowledge of the Company, none of the Owned Intellectual Property is being infringed or otherwise used or available for use by any Person other than the Company and the Company Subsidiaries, except pursuant to a Material Contract listed on SCHEDULE 4.13.

            (f) Except as set forth on SCHEDULE 4.12, no Proceeding is pending or, to the Knowledge of the Company, threatened, that (i) challenges the rights of the Company or the Company Subsidiaries in respect of any Intellectual Property or the scope of Intellectual Property, or (ii) asserts that the operation of the business of the Company and the Company Subsidiaries is, was or will be infringing or otherwise in violation of any Intellectual Property, or is (except as set forth in a Material Contract listed on SCHEDULE 4.13) required to pay any royalty, license fee, charge or other amount with regard to any Intellectual Property. Except as set forth on SCHEDULE 4.12, none of the Owned Intellectual Property is or has been subject to any Governmental Order, and neither the Company nor the Company Subsidiaries has been subject to any Governmental Order in respect of any other Person's Intellectual Property. Neither the Company nor any Company Subsidiary has requested any oral or written opinion of any intellectual property counsel regarding any other Person's Intellectual Property.

            (g) Except as set forth in SCHEDULE 4.12, no funding from any Governmental Authority or facilities of a university, college, other educational institution or non-profit organization was used in the development of the Owned Intellectual Property, and to the Knowledge of the Company, no Governmental Authority, university, college, other educational institution or non-profit organization has a claim or right to claim any right in the Owned Intellectual Property.

            (h) SCHEDULE 4.12 lists all the Information Systems used by the Company or the Company Subsidiaries and operated by any other Person. Except for the Internet and those Information Systems set forth on SCHEDULE 4.12, all Information Systems used by the Company or the Company Subsidiaries are owned, controlled and operated by the Company or a Company Subsidiary, as applicable and are not wholly or partly dependent upon any Information System of any other Person (other than the Internet). All Information Systems used by the Company and the Company Subsidiaries are sufficient for the conduct of its business as currently conducted. The Company and the Company Subsidiaries have sufficient user licenses in effect for all Information Systems to conduct the Business as currently conducted.

            4.13 CONTRACTS. (a) SCHEDULE 4.13 sets forth a true, complete and correct list of each of the following contracts to which any of the Company or the Company Subsidiaries is a party or by which any of them is bound as of the date of this Agreement, other than the Benefit Plans (collectively, the "MATERIAL CONTRACTS"):

            (i) Contracts involving the expenditure by the Company or the Company Subsidiaries of more than $200,000 in calendar years 2005 or 2006 for the purchase of materials, supplies, equipment or services, excluding any such Contracts that are terminable by the Company or the Company Subsidiaries without penalty on not more than thirty (30) days notice;

            (ii) (A) indentures, mortgages, loan agreements, capital leases, security agreements, or other Contracts relating to Debt Obligations or
       (B) any Contract or other currently outstanding instrument under which any of the Company or the Company Subsidiaries has, directly or indirectly, made any advance, loan, extension of credit (other than an account receivable) or capital contribution to, or other investment in, any Person;

            (iii) Contracts that restrict the Company or the Company Subsidiaries from engaging in any line of business in any geographic area or competing with any Person;

            (iv) Contracts that restrict the declaration, set aside or payment of any dividends or distributions on, or in respect of, any capital stock or equity interest of the Company or any Company Subsidiary;

            (v) Contracts to sell goods or services with respect to the customers set forth on SCHEDULE 4.18 and any other customers of the Business with annual purchases in excess of $200,000 in calendar years 2005 or 2006;

            (vi) Contracts granting any Person a first-refusal, first offer or similar preferential right to purchase or acquire any right, asset or property of the Company or the Company Subsidiaries;

            (vii) any commitment to make any capital expenditure or to purchase a capital asset in each case, in excess of $250,000 not contemplated by the Capital Expenditure Budget;

            (viii) except as to the extent contemplated by the Capital Expenditure Budget, any commitment for the purchase or sale of any of its assets, other than in the ordinary course of business, or any capital stock of the Company or the Company Subsidiaries;

            (ix) any lease or similar agreement under which (A) any of the Company or the Company Subsidiaries is the lessee of, or holds or uses, any facility, machinery, equipment, vehicle or other tangible personal property owned by any third Person for an annual rent in excess of $100,000 or (B) any of the Company or the Company Subsidiaries is the lessor of, or makes available for use by any third Person, any tangible personal property owned by any of the Company or the Company Subsidiaries for an annual rent in excess of $100,000;

            (x) Contracts (i) entered into or assumed by any of the Company or the Company Subsidiaries in which it has an obligation in respect of providing for indemnification or purchase price adjustment, in connection with any disposition, sale or other transfer of any present or former business or commercial activity and (ii) which was either (A) entered into after October 29, 2003 or (B) pursuant to which there are any outstanding, unresolved or potential indemnification claims in excess of $50,000 against any of the Company or Company Subsidiaries;

            (xi) Contracts pursuant to which the Company or the Company Subsidiaries have licensed the Owned Intellectual Property to, or the use of the Owned Intellectual Property is otherwise permitted with respect to, any other Person; and pursuant to which the Company or the Company Subsidiaries have had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property, excluding non-exclusive, commercially available software licenses entered into in the ordinary course of business;

            (xii) partnership, limited liability company, joint venture agreements or other Contracts involving a sharing of profits or expenses by the Company or Company Subsidiaries;

            (xiii) Contracts with any directors, officers, employees or stockholders of any of the Company, the Company Subsidiaries or Affiliates of any of the Sellers; and

            (xiv) Contracts involving the acquisition of any business enterprise whether via stock or asset purchase, or otherwise.

            (b) True, correct and complete copies of each of the Material Contracts that are in writing have been made available to the Buyer and, if such Material Contract is not in writing, written summaries thereof have been made available to the Buyer, including in each case amendments, waivers or other changes thereto.

            (c) Each Material Contract is in full force and effect, and is a valid and binding agreement of the Company or applicable Company Subsidiary enforceable by or against the Company or such Company Subsidiary in accordance with its terms subject to the General Enforceability Exceptions. The Company or the Company Subsidiaries have performed in all material respects its obligations required to be performed by them to date under the Material Contracts. There is no default or breach by the Company or the Company Subsidiaries or, to the Knowledge of the Company, any other party, in the timely performance of any material obligation to be performed or paid under any Material Contract.

            4.14 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 4.14:

            (a) each of the Company and the Company Subsidiaries is and for the past three (3) years has been, in material compliance with all Environmental Laws applicable to the Real Property or the Business (including all material Permits required under such Environmental Laws), and with respect to any locations owned, leased or operated within the past three (3) years, each of the Company and the Company Subsidiaries had been in material compliance with applicable Environmental Laws during the respective period of such Company's or the Company Subsidiary's ownership, leasing or operation of any such location;

            (b) neither the Company nor any Company Subsidiaries has received any written notice of the following, which in each instance has not been settled, dismissed or prosecuted to a final, non-appealable judgment or decision with no ongoing obligations or Liabilities: (i) any Environmental Claim (ii) any threatened Environmental Claim, or (iii) any violation, request for information, demand letter, or administrative inquiry relating to any Environmental Law or the Release of any Hazardous Material regarding the Company, any Company Subsidiary, or the Real Property; nor to the Knowledge of Company, has the Company or any Company Subsidiary received oral notice of any of the foregoing described in clauses (i) through (iii);

            (c) none of the Company and the Company Subsidiaries has Released any Hazardous Materials at or in the vicinity of the Real Property that requires reporting, investigation, assessment, cleanup, remediation or other type of response action by the Company or any Company Subsidiary pursuant to any Environmental Law or that could otherwise reasonably be expected to result in material Liability under or relating to any Environmental Law, and Hazardous Materials are not otherwise present at or, to the Knowledge of the Company, about (i) any of the Real Property, (ii) any other facility currently owned, leased or operated by any of the Company or the Company Subsidiaries, or (iii) any other facility formerly owned, leased or operated by any of the Company or the Company Subsidiaries, with respect to any of the foregoing described in clauses (i) through (iii) in an amount or condition that would reasonably be expected to result in material Liability to the Company or any Company Subsidiary under or relating to any Environmental Law;

            (d) Reserved.

            (e) there are no (i) underground storage tanks and related pipes and equipment, whether active or abandoned, (ii) asbestos or asbestos-containing materials, (iii) polychlorinated biphenyls, or (iv) urea-formaldehyde insulation present at or, to the Knowledge of the Company, about any of the Real Property in a condition that currently requires reporting, investigation, assessment, cleanup, removal, remediation or any other type of response action by the Company or any Company Subsidiary pursuant to applicable Environmental Laws, or that would otherwise result in material Liability under any Environmental Laws;

            (f) Hazardous Materials have not been Released, transported, disposed of or arranged to be disposed of by, or on behalf of, any of the Company or the Company Subsidiaries to any location, in material violation of, or in a manner that would reasonably be expected to result in material Liability under or relating to, any Environmental Law, or to any location which is listed or proposed (through written notice to the public) for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Information System or any similar state list;

            (g) none of the Company and the Company Subsidiaries has expressly assumed or retained by contract any material Liabilities or material obligations of other Persons under any Environmental Laws;

            (h) the Company and the Company Subsidiaries do not sell and have not sold any product containing asbestos or that utilizes or incorporates asbestos-containing materials in any way;

            (i) there currently are effective all material Permits required under any Environmental Law which are necessary for the Company's and each Company Subsidiary's business operations and activities and operations at the Real Property, including any ongoing alterations or improvements at the Real Property; and any application for renewal of such Permits have been submitted on a timely basis;

            (j) to the Knowledge of the Company the use, handling and manufacture of products containing silicon or silica by the Company or any Company Subsidiary and the distribution and sale of such products by the Company or any Company Subsidiary have not resulted in the exposure of any Persons to silicon or silica above any thresholds or standards established pursuant to any Environmental Law or at levels which have been associated with or could give rise to adverse health effects; and

            (k) the Company and the Company Subsidiaries have delivered to Buyer copies of all documents, records and information in their possession concerning Releases of Hazardous Materials at, upon or from the Real Property, exposure of any Person to Hazardous

Materials, and compliance with or Liability under any Environmental Laws with regard to the Company or any Company Subsidiary, including, without limitation, previously conducted environmental audits and documents regarding any Release or disposal of Hazardous Materials at, upon or from the Real Property or formerly owned, leased or operated property and environmental agency reports and correspondence.

            4.15 INSURANCE. (a) SCHEDULE 4.15(A) contains a true, correct and complete list of all insurance policies held in the names of the Company or the Company Subsidiaries and all other insurance arrangements or contracts for the transfer or sharing of insurance risks covering the assets, businesses, operations, Company Employees, officers or directors of the Company and the Company Subsidiaries (the "INSURANCE POLICIES") as of the date hereof, specifying the insurer, amount of coverage and type of insurance. All such policies are in full force and effect and were in full force and effect during the periods of time that such insurance policies purported to be in effect, are valid, enforceable, existing and binding and all premiums due thereon have been timely paid (subject to changes made in the ordinary course of business that will not materially reduce the coverage thereunder).

            (b) SCHEDULE 4.15(B) sets forth a true, complete and correct list of all material claims filed under the Insurance Policies within three years prior to the Closing Date.

            (c) The Insurance Policies are sufficient for compliance with applicable Law and all Contracts to which any of the Company or the Company Subsidiaries is a party or by which they or any of their respective assets or properties are bound. All appropriate insurers under the Insurance Policies have been notified of all pending litigation and legal matters, and no such insurer has informed the Company or any of the Company Subsidiaries of any denial of coverage or reservation of rights thereto.

            (d) Except as set forth in SCHEDULE 4.15(B), since the date of the Balance Sheet no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default or give rise to any right of termination or cancellation or otherwise modify the terms under any Insurance Policy.

            4.16 ASSETS. (a) Except as set forth on SCHEDULE 4.16, the Company and the Company Subsidiaries have good, valid and marketable title to, or hold by valid and existing lease or license, all the tangible personal property assets reflected as assets on the Balance Sheet, or acquired after the date of the Balance Sheet, except with respect to assets disposed of in the ordinary course of business since such date, free and clear of all Liens, except for Permitted Liens, and such tangible assets are in good operating condition, ordinary wear and tear excepted.

            (b) The Company and the Company Subsidiaries own, or have valid leasehold interests in or licenses to use, all the assets necessary for the conduct of the Business, as currently conducted.

            4.17 REAL PROPERTY. SCHEDULE 4.17(A) lists all real property leased or subleased or otherwise used or occupied (but not owned) by any of the Company or the Company Subsidiaries (the "LEASED REAL PROPERTY"). The Leased Real Property is sufficient for the operation of the Business as it is currently conducted. Except as set forth on

SCHEDULE 4.17(A), the Sellers have delivered to the Buyer true and complete copies of the leases and subleases covering the Leased Real Property leased by the Company or any Company Subsidiary. With respect to each such lease and sublease and except as otherwise specified on SCHEDULE 4.17(A):

            (i) such lease or sublease is in full force and effect in all material respects and enforceable in accordance with its terms, subject to the General Enforceability Exceptions;

            (ii) all rents, deposits and additional rents due pursuant to such lease or sublease have been paid in full and no security deposit or portion thereof has been applied in respect of a breach or default under such lease or sublease that has not been redeposited in full; and

            (iii) none of the Company or the Company Subsidiaries is in material default under any such lease or sublease and, to the Knowledge of the Company, no other party to any such lease or sublease is in material default thereunder.

            (b) SCHEDULE 4.17(B) lists all real property owned by the Company or any of the Company Subsidiaries (the "OWNED REAL PROPERTY"). The Owned Real Property is sufficient for the operation of the Business as it is currently conducted. With respect to each such parcel of the Owned Real Property and except as otherwise specified on SCHEDULE 4.17(B):

            (i) the identified owner has fee simple title to the parcel of Owned Real Property, free and clear of any Liens, except for Permitted Liens; and

            (ii) there are no pending or, to the Knowledge of the Company, threatened condemnation Proceedings with respect to the Owned Real Property.

            (c) With respect to each parcel of the Owned Real Property and the Leased Real Property, except as otherwise specified on SCHEDULE 4.17(C):

            (i) the Company's and the Company Subsidiary's use and occupation of the Owned Real Property and the Leased Real Property, and the condition thereof, comply with, and neither, the Company nor any Company Subsidiary has received written notification, or to the Knowledge of Company, oral notification of any violation of, (A) any applicable Law and Governmental Orders applicable to or affecting the Owned Real Property or Leased Real Property, (B) any restriction, covenant or encumbrance of record with respect to the Owned Real Property or Leased Real Property, or (C) any Contract (including, without limitation, insurance policies to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies), applicable to the Owned Real Property or Leased Real Property or the ownership, operation, use or possession thereof;

            (ii) the structures, improvements and fixtures at or upon the Owned Real Property and Leased Real Property, including, but not limited to, roofs and structural elements thereof and the electrical, plumbing, heating, ventilation, air conditioning, and similar units and systems, are fit for their intended use, subject to the provision of usual and customary maintenance and repair performed in the ordinary course of business with respect to similar properties of like age and construction, and are free from structural defects;

            (iii) all facilities located on the Owned Real Property and Leased Real Property are supplied with utilities and other services necessary for the operation of such facilities as currently operated, all of such services are adequate to conduct that portion of the Business as it presently is conducted at each of such facilities and all utility connection fees and use charges have been paid in full as of the date of this Agreement, to the extent due and owing; and

            (iv) there exist adequate rights of access to public roads and ways available to the Owned Real Property and Leased Real Property to permit full utilization of the Owned Real Property and Leased Real Property for the conduct of the Business and, to the Knowledge of the Company, all such public roads and ways have been completed and dedicated to public use and to the Knowledge of the Company there are no encroachments onto adjacent properties, or from adjacent properties onto the Owned Real Property or Leased Real Property that materially adversely affect the use of the Owned Real Property or Leased Real Property.

            4.18 CUSTOMERS AND SUPPLIERS. SCHEDULE 4.18 sets forth a true, correct and complete list of (a) the ten (10) largest customers of the Company and the Company Subsidiaries taken as a whole in terms of sales during the nine-month period ended September 30, 2006 and (b) the ten (10) largest suppliers of the Company and the Company Subsidiaries taken as a whole in terms of purchases during the nine-month period ended September 30, 2006. Neither the Company nor any Company Subsidiary has received written notice, or to the Knowledge of the Company, oral notice from any customer or supplier listed on
SCHEDULE 4.18 that such customer or supplier intends to terminate or materially adversely modify its relationship or materially reduce the volume of business that it does with the Company or any Company Subsidiary. Except as set forth on
SCHEDULE 4.18, the Company and Company Subsidiaries have not purchased, from any single supplier, goods or services for which the aggregate purchase price exceeds five percent (5%) of the total amount of goods and services purchased for the Company and the Company Subsidiaries taken as a whole during its most recent full fiscal year.

            4.19 PRODUCT LIABILITY. Except as set forth on SCHEDULE 4.19, none of the Company or any Company Subsidiary has received any written notice, or, to the Knowledge of the Company, any oral notice, relating to any claim involving use of or exposure to any of the products (or any part or component) designed, manufactured, serviced or sold, or services performed, by the Company or any Company Subsidiary, including for negligence, strict liability, design or manufacturing defect, conspiracy, failure to warn, or breach of express or implied warranties of merchantability or fitness for any purpose or use, or from any alleged breach of implied warranties or representations, or any alleged noncompliance with any applicable Laws pertaining to products liability matters.

            4.20 AFFILIATE TRANSACTIONS. SCHEDULE 4.20 lists all existing Contracts or other arrangements or transactions between any of the Company and the Company Subsidiaries, on the one hand, and any of (a) the Sellers and its Affiliates (other than the Company and the Company

Subsidiaries) or (b) the directors, officers or employees (or any immediate family member thereof) of any Seller and its Affiliates (including the Company and the Company Subsidiaries) (except those of a type available to employees generally), on the other hand (collectively, the "AFFILIATE CONTRACTS"). All Affiliate Contracts are at least as favorable to the Company and the Company Subsidiaries as would be available with independent third parties dealing at arm's length. Except as set forth on SCHEDULE 4.20, as of the Closing, all Affiliate Contracts shall be terminated and Buyer, the Company and the Company Subsidiaries shall not have any obligations thereunder.

            4.21 ACCOUNTS. All accounts and notes receivable of the Company and the Company Subsidiaries are valid and genuine and have arisen solely out of bona fide sales and deliveries of goods, performances of services and other business transactions in the ordinary course of business, and the accounts receivable reserve reflected in the Balance Sheet is, as of the date thereof, adequate and established in accordance with GAAP, subject to year-end adjustments and accruals in the ordinary course of business and not material in amount. Since the date of the Balance Sheet there has been no event or occurrence that, when considered individually or together with all such other events or occurrences, would cause such accounts receivable reserves to be inadequate. Since the date of the Balance Sheet none of the Company or the Company Subsidiaries has, (a) with respect to any non-de minimis portion of its trade accounts payable, (i) failed to pay its trade accounts payable in the ordinary course or (ii) extended the terms of payment, whether by contract, amendment, act, deed, or course of dealing, of any trade account payable, and
(b) with respect to any non-de minimis portion of its accounts receivable, accelerated or delayed collection of such accounts receivable.

            4.22 INVENTORY. The inventories set forth in the Balance Sheet were properly stated therein at the lower of cost or market value determined in accordance with GAAP consistently maintained and applied by the Company and the Company Subsidiaries. Inventory costs have been determined by the methods set forth on SCHEDULE 4.22. Since the date of the Balance Sheet such inventories have been maintained in the ordinary course of business. All such inventories are owned free and clear of all Liens other than Permitted Liens. All of the inventories recorded on the Balance Sheet consist of, and such inventories on the Closing Date will consist of, items of a quality usable or saleable in the ordinary course of business subject to appropriate and adequate allowances, if any, reflected on the books and records of the Company and the Company Subsidiaries for obsolete, excess, slow-moving and other irregular items.

            4.23 BANK ACCOUNTS. SCHEDULE 4.23 sets forth a true and complete list and description of the bank accounts, lock box accounts and other accounts maintained by or for the benefit of each of the Company and the Company Subsidiaries.

            4.24 NO BROKERS' OR OTHER FEES. No Person has been employed by or on behalf of the Sellers as a broker, finder, investment banker or financial advisor in connection with the transactions contemplated hereby, and no Person with which the Sellers have had any dealings or communications of any kind is entitled or will become entitled to any fee or commission, brokerage, finder's fee or like payment based in any way on any agreement, arrangement or understanding made by or on behalf of the Sellers to which the Buyer or its Affiliates (including, from and after the Closing Date, the Company and the Company

Subsidiaries) will have any obligation or responsibility in connection with the transactions contemplated hereby.

            4.25 BOOKS AND RECORDS. All books, records and accounts of the Company and the Company Subsidiaries are accurate and complete in all material respects and are maintained in accordance with all applicable Laws. The corporate minute books and stock record books of the Company and the Company Subsidiaries previously delivered to the Buyer are true, correct and complete. All stock transfer taxes levied, if any, or payable with respect to all transfers of shares of the Company and the Company Subsidiaries prior to the Closing Date have been paid and appropriate transfer tax stamps affixed.

            4.26 DIRECTORS AND OFFICERS. SCHEDULE 4.26 sets forth a true and complete list of the directors and officers of the Company and the Company Subsidiaries.

            4.27 DISCLOSURE. To the Knowledge of the Company, neither this Agreement (including the exhibits and schedules hereto) or the Transaction Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

            ARTICLE V   REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer hereby represents and warrants to the Sellers as follows:

            5.1 ORGANIZATION. The Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Buyer has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted.

            5.2 AUTHORIZATION; ENFORCEABILITY. The Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Agreements by the Buyer and the performance by the Buyer of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Buyer and no other corporate or shareholder proceedings or actions are necessary to authorize and consummate this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby. This Agreement has been, and the Transaction Agreements will be, when delivered to Sellers, duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery by the Sellers, as applicable, this Agreement constitutes, and the Transaction Agreements will constitute, a valid and binding agreement of the Buyer, enforceable against it in accordance with their terms, subject to the General Enforceability Exceptions.

            5.3 NO CONFLICTS OR APPROVALS. (a) The execution, delivery and performance by the Buyer of this Agreement and the Transaction Agreements to which the Buyer is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with or result in a breach by the Buyer of the organizational documents of the Buyer,
(ii) violate, conflict with or result in a breach of, or constitute a default by the Buyer (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, consent, cancellation, acceleration, increased Liabilities or fees, or right to increase the obligations or otherwise modify the terms under, or result in the creation of any Lien, other than Permitted Liens, upon any of the properties, rights or assets of the Buyer or to which any of such properties, rights or assets are subject under, any Contract to which the Buyer or any of its properties, rights or assets may be bound, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement, or (iii) subject to the receipt of the requisite approvals referred to on SCHEDULE 5.3(B), conflict with or violate any Governmental Order or Law applicable to the Buyer or any of its properties, rights or assets.

            (b) Except as set forth on SCHEDULE 5.3(B), no Consent is required to be obtained, filed or delivered by the Buyer for the consummation by the Buyer of the transactions contemplated by this Agreement and the Transaction Agreements that if not obtained, filed or delivered, as the case may be, would reasonably be expected to have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement and the Transaction Agreements.

            5.4 PROCEEDINGS. Except as set forth in SCHEDULE 5.4, there are no Proceedings pending or, to the Knowledge of the Buyer, threatened against the Buyer that challenge, or question the validity of, this Agreement, any Transaction Agreement or any action taken or to be taken by the Buyer in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby.

            5.5 NO BROKERS' OR OTHER FEES. No Person has been employed by or on behalf of the Buyer as a broker, finder, investment banker or financial advisor in connection with the transactions contemplated hereby, and no Person with which the Buyer has had any dealings or communications of any kind, is entitled or will become entitled to any fee or commission, brokerage, finder's fee or like payment based in any way on any agreement, arrangement or understanding made by or on behalf of the Buyer to which Sellers or their Affiliates will have any obligation or responsibility in connection with the transactions contemplated hereby.

            5.6 INVESTMENT INTENT. The Buyer is acquiring the Shares for the Buyer's own account for investment and not with a view to or for sale in connection with any distribution thereof other than in compliance with the Securities Act.

            5.7 FINANCIAL ABILITY TO PERFORM. The Buyer will have at the Closing cash in an aggregate amount sufficient for the Buyer to pay the Purchase Price.

                      ARTICLE VI   COVENANTS AND AGREEMENTS

            6.1 CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING. Except as (a) expressly contemplated by this Agreement or (b) disclosed on SCHEDULE 6.1, from and after the date of this Agreement and until the Closing or the earlier termination of this Agreement in accordance with its terms, the Company shall, and shall cause the Company Subsidiaries to: (i) conduct its operations in the ordinary course of business, (ii) use their commercially reasonable efforts to maintain and preserve intact the Business and to maintain satisfactory relationships with suppliers, customers, key employees and other Persons having business relationships with the Company or the Company Subsidiaries and (iii) make capital expenditures solely to the extent provided on SCHEDULE 6.1. Except as (x) contemplated by this Agreement or (y) as set forth on SCHEDULE 6.1, the Company shall not, and shall cause each of the Company Subsidiaries not to do any of the following without the prior written consent of the Buyer:

            (a) purchase or sell any capital stock or other equity interests of the Company or any Company Subsidiary or grant or make any option, subscription, warrant, call, commitment or agreement of any character in respect of any such capital stock or other equity interests;

            (b) acquire, lease, license, assign, sell, transfer or otherwise dispose any of its property, rights, businesses or assets (including by merger, consolidation or acquisition of stock or assets) excluding in all cases sales of inventory and obsolete equipment or non-exclusive licenses in the ordinary course of business;

            (c) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to the Company or any Company Subsidiary;

            (d) incur, assume or guarantee any obligations for borrowed money other than under lines of credit existing on the date of this Agreement;

            (e) incur any Lien on any properties, rights or assets of the Company or any Company Subsidiary, in each case, other than Permitted Liens;

            (f) enter into any new lease for Real Property or modify, renew, extend or terminate any existing lease for Real Property or purchase or acquire or enter into any agreement to acquire, assign, sell, transfer or dispose of any Real Property of any Company Subsidiary or the Company;

            (g) (i) declare, set aside or pay any dividends or distributions on, or make any other distributions (whether in securities or other property) in respect of, any capital stock or equity interest of the Company or any Company Subsidiary, (ii) split, combine or reclassify any of its outstanding capital stock or equity interest of the Company or any Company Subsidiary or issue or authorize the issuance of any capital stock or equity interest of the Company or any Company Subsidiary, (iii) purchase, redeem or otherwise acquire or dispose of any securities or equity interests of the Company or Company Subsidiaries or
(iv) issue, sell, transfer, grant, pledge, dispose of or otherwise encumber any capital stock or equity interest of the Company or any Company Subsidiary;

            (h) (i) establish, adopt, enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Benefit Plan if it were in existence as of the date of this Agreement or amend or terminate any Benefit Plan in a manner that would affect the benefits provided to or with respect to any Company Employee or otherwise increase the Liabilities of the Company and any Company Subsidiaries under the Benefit Plans, except as required by Law, or take any action to accelerate vesting under, or release any restrictions applicable under, any of the foregoing for any Company Employee, (ii) increase the compensation or fringe benefits of any Company Employee (except for increases in salary or hourly wage rates, in the ordinary course of business or as may be required by the collective bargaining agreements), (iii) pay any bonus to, accelerate any right under any Employee Plan to, grant any severance or termination pay to any Company Employee, except in the ordinary course of business or as may be required by the collective bargaining agreements, (iv) loan or advance any money or other property to any Company Employee, or (v) increase the funding obligation to or contribution rate under any Benefit Plan subject to Title IV of ERISA, except as required by Law;

            (i) make any change in its accounting methods, policies or practices (other than such changes that have been required by Law or GAAP);

            (j) make or change any election relating to Taxes, change an annual accounting period or adopt or change any accounting method relating to Taxes, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or the Company Subsidiaries, surrender any right to claim a refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or the Company Subsidiaries;

            (k) enter into, amend, supplement, waive, modify, terminate, annul, cancel, allow to lapse, assign, convey, encumber or otherwise transfer, in each case in any material respect, in whole or in part, rights and interests in or under any Material Contracts or enter into any Contract that would be a Material Contract if in effect on the date of this Agreement, except Contracts made in the ordinary course of business;

            (l) compromise, settle, grant any waiver or release relating to or otherwise adjust any right or claim with respect to any pending or threatened Proceeding (A) relating to the transactions contemplated by this Agreement or
(B) against the Company or the Company Subsidiaries;

            (m) change, or agree to change, any business policies of the Company and Company Subsidiaries which relate to advertising, promotional activities, pricing, personnel, labor relations, sales, returns or warranties in each case in any material respect other than in the ordinary course of business;

            (n) amend any organizational document of the Company or any Company Subsidiary;

            (o) sell, license, sublicense, covenant not to sue under, abandon, assign, transfer, disclose, encumber or otherwise grant any rights under any Owned Intellectual Property to any Person, other than in the ordinary course of business;

            (p) materially shorten or lengthen the customary payment and collection cycles, as the case may be, for the Company's or the Company Subsidiaries' trade accounts payable and receivables; or

            (q) agree or commit to do any of the foregoing.

            6.2 ACCESS TO BOOKS AND RECORDS; CONFIDENTIALITY.

            (a) During the period commencing on the date hereof and ending on the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company shall give the Buyer and its counsel, accountants, employees, agents, and other authorized representatives full access, during normal business hours, upon reasonable advance notice, to the officers, directors, premises, properties, books, records, financial statements, Tax Returns of the Company and any Company Subsidiary. Any information provided to or obtained by the Buyer and/or its counsel, accountants, employees, agents and other authorized representatives pursuant to this SECTION 6.2(A) will be subject to the Confidentiality Agreement and must be held by the Buyer in accordance with and be subject to the terms of the Confidentiality Agreement. The Buyer agrees to be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference.

            (b) From and after the date hereof, except as (i) required by Law or
(ii) as necessary for the preparation of any Tax Returns, the Sellers shall, and shall cause their Affiliates and respective officers, directors, employees, counsel, accountants, agents and other representatives to hold in strict confidence all information relating to the Company and Company Subsidiaries as conducted before the Closing; provided that the foregoing shall not apply to information that is or becomes generally available to the public through no action of the Sellers. If any Seller or its Affiliates or their respective officers, directors, employees, counsel, accountants, agents and other representatives are legally compelled or required to disclose any such information, it is agreed that Sellers will promptly notify Buyer to permit Buyer to seek a protective order or take other appropriate action. Sellers will cooperate in Buyer's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded to such information. If, in the absence of a protective order, Sellers or any of their Affiliates and respective officers, directors, employees, counsel, accountants, agents and other representatives are, in the opinion of counsel, compelled as a matter of Law to disclose such information to a third party, Sellers may disclose to the third party compelling disclosure only the part of such information as is required by Law to be disclosed (in which case, prior to disclosure, Sellers will use reasonable efforts to advise and consult with Buyer and its counsel as to such disclosure and the nature and wording of such disclosure), and Sellers will use commercially reasonable efforts to obtain confidential treatment of any such information so disclosed. Sellers acknowledge and agree that other remedies cannot fully compensate Buyer for a violation by Sellers of the terms of this
SECTION 6.2(B) and that Buyer shall be entitled to injunctive relief to prevent any such violation or continuing violation by any Seller. At the Closing, the Sellers shall assign their respective rights under any confidentiality agreement relating to the Company and Company Subsidiaries with a third party to Buyer or its Affiliates.

            6.3 TAX RETURNS, CONTESTS AND COOPERATION. (a) The Buyer and the Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including powers of attorney and, at the expense of the requesting party, reasonable access to the other party's Tax Return preparer, provided that such other party may limit such access as it reasonably deems necessary to protect confidential information) relating to any of the Company or the Company Subsidiaries (including access to books and records, employees, contractors and representatives) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax or Tax Return. The Buyer and the Sellers shall retain all books and records that pertain to the Company or the Company Subsidiaries until the expiration of all relevant statutes of limitations (and, to the extent notified by the Buyer and the Sellers, any extensions thereof). At the end of such period, each party shall provide the other with at least thirty (30) days' prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Neither Buyer nor any of its Affiliates will revoke, amend or otherwise modify any existing powers of attorney effective for or with respect to any Current Tax Matter without the prior written consent of Sellers Representative, which shall not be unreasonably withheld.

            (b) Sellers shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns that are due to be filed on or prior to the Closing Date for any Pre-Closing Tax Period, in respect of the Company or any of the Company Subsidiaries, and shall timely pay all Taxes shown on such Tax Returns (the "SELLER FILED TAX RETURNS"). All such Seller Filed Tax Returns shall be prepared in accordance with prior practices unless otherwise required by Law. For all such Seller Filed Tax Returns filed following the date of this Agreement, the Company shall provide Buyer with a copy of each proposed Seller Filed Tax Return (and such additional information regarding such Seller Filed Tax Return as may reasonably be requested by Buyer) (i) at least fifteen (15) calendar days prior to the filing of such Seller Filed Tax Return or (ii) in the case of a Seller Filed Tax Return that is required to be filed within twenty
(20) calendar days of the Closing Date, at least ten (10) calendar days prior to the date such Seller Filed Tax Return is required to be filed; provided, that with respect to all Seller Filed Tax Returns related to corporate income taxes, Buyer shall have the right to approve such filing, which approval must not be unnecessarily withheld or delayed; provided, further, that in the case of a Tax Return that is required to be filed within ten (10) calendar days of the Closing Date, the Company shall use its commercially reasonable efforts to afford Buyer a reasonable opportunity to review and approve if related to corporate income taxes, such Seller Filed Tax Return prior to filing such Tax Return. Except as required by Law, neither Buyer nor any of its Affiliates shall amend, refile, revoke or otherwise modify any Tax Return or Tax election of the Company or any Company Subsidiary in respect of a Pre-Closing Tax Period to the extent that such amendment, refiling, revocation or other modification would have an adverse effect on any of the Sellers or their Affiliates, without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed. The Buyer shall prepare and timely file, or cause to be prepared and timely filed, all other Tax Returns in respect of the Company or any of the Company Subsidiaries with respect to all Tax periods, including any Pre-Closing Tax Period and any Straddle Period.

            (c) All transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer Taxes, but excluding any Taxes based on or attributable to income or gains) and related fees (including any penalties, interest and additions to Tax) ("TRANSFER TAXES") arising out of or incurred in connection with this Agreement shall be borne by the party incurring such cost. The party (or parties) that is legally required to file a Tax Return relating to Transfer Taxes shall be responsible for preparing and timely filing such Tax Return.

            (d) All Tax sharing agreements between any of the Company or Company Subsidiaries, on the one hand, and any of Sellers or their Affiliates (other than the Company or any of the Company Subsidiaries), on the other hand, shall be terminated as of the Closing Date and shall have no further effect on or after the Closing Date.

            6.4 SECTION 338. Neither the Buyer nor the Company shall make any election under Section 338 of the Code with respect to the transactions contemplated by this Agreement.

            6.5 REFUNDS AND TAX BENEFITS. All Tax refunds or credits attributable to any Tax period shall be for the sole benefit of the Buyer.

            6.6 EMPLOYEES; BENEFIT PLANS.

            (a) Except as set forth in SCHEDULE 6.6, all persons who were employed by the Company or Company Subsidiaries immediately preceding the Closing Date, including those on vacation, leave of absence or disability (the "ACTIVE COMPANY EMPLOYEES"), will remain employed in a comparable position on and immediately after the Closing Date; provided, however, subject to the requirements of applicable Law, nothing in this Agreement shall require the Company or Company Subsidiaries to retain any Active Company Employees for any period of time after the Closing Date.

            (b) For a period of twelve (12) months following the Closing Date (the "TRANSITION PERIOD"), the Buyer shall, and shall cause the Company and the Company Subsidiaries to, either maintain the Benefit Plans (other than any stock option or equity-based plans) or provide the Active Company Employees eligibility to participate in employee benefit plans of the Buyer which in the aggregate are substantially equivalent to those provided to similarly-situated employees of the Buyer. The Buyer may, or may cause the Company or Company Subsidiaries to, amend, modify or terminate any of the Benefit Plans or merge any of the Benefit Plans with the Buyer's employee benefit plans as the Buyer deems appropriate. To the extent not otherwise required by or resulting from the operation of Law, the Buyer shall, or shall cause the Company and Company Subsidiaries to, recognize each Active Company Employee's service for purposes of eligibility to participate and vesting (but not for any other purpose, such as benefit accrual or level of benefits) with the Company or the Company Subsidiaries as of the Closing Date as service with the Buyer, to the extent that such service was credited under the corresponding Benefit Plans, under the Buyer's employee welfare benefit plans, employee pension plans, vacation, disability, severance and other employee benefit plans or policies and any other such plans or policies in which the Active Company Employees become or may become eligible to participate on or after the Closing Date.

            (c) Nothing herein expressed or implied shall confer upon any of the employees of the Buyer, the Company, the Company Subsidiaries or any of their Affiliates, any rights or remedies, including any right to benefits or employment, or continued benefits or employment, for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

            6.7 LABOR MATTERS. (a) Between the date hereof and the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the

Company Subsidiaries shall not effect or permit a "plant closing" or "mass layoff" as these terms are defined in the WARN Act with respect to any member of the Company and the Company Subsidiaries without notifying the Buyer in advance and without complying with the notice requirements and all other provisions of the WARN Act. The Company will also notify the Buyer of, and obtain its consent to, prior to the Closing, all layoffs and terminations at any "single site of employment" or "facility or operating unit within a single site of employment" that occur within ninety (90) days of the Closing and that, in the aggregate, exceed twenty percent (20%) of the workforce or 25 or more employees at either the "single site of employment" or a "facility or operating unit", which consent shall not be unreasonably withheld.

            (b) The Company and the Buyer shall reasonably cooperate in connection with any required notification to, or any required consultation with, or the provision of documents and information to, the employees, employee representatives, work councils, unions, labor boards and relevant government agencies and governmental officials concerning the transactions contemplated by this Agreement with respect to non-U.S. Employees of any of the Company and the Company Subsidiaries so that such Persons may render advice as required in accordance with Law.

            6.8 CONSENTS AND COMPETITION. (a) The Buyer and the Sellers shall,
(i) as promptly as practicable, but in no event later than five (5) Business Days following the date of this Agreement, within the applicable filing deadlines, submit all initial filings required by the HSR Act and (ii) as promptly as practicable, within the applicable filing deadlines, submit all initial filings required by or any other applicable Competition/Investment Law, and thereafter provide any supplemental information requested in connection therewith. The Buyer and the Sellers shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act or any other applicable Competition/Investment Law. The Buyer and the Sellers shall request early termination of the applicable waiting period under the HSR Act or any other applicable Competition/Investment Law. The Buyer and the Sellers will promptly inform the other party of any material communication received by such party from any Governmental Authority in respect of any filing under the HSR Act or any other applicable Competition/Investment Law. Each of the parties will (a) use its respective commercially reasonable efforts to comply as expeditiously as possible with all requests of any Governmental Authority for additional information and documents, including, without limitation, information or documents requested under the HSR Act or any other applicable Competition/Investment Law; (b) not (i) extend any waiting period under the HSR Act or any other applicable Competition/Investment Law or (ii) enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other parties; and (c) cooperate with the other parties and use commercially reasonable efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Governmental Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement.

            (b) The Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to

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
obtain all third-party Consents in order to consummate the transactions contemplated hereby, including securing Consents listed in SCHEDULE 2.4(A)(VII).

            6.9 INSURANCE. From the date of this Agreement to the Closing Date, the Company shall use its commercially reasonable efforts to maintain its Insurance Policies in full force and effect (subject to any renewals thereof) and in any event will not materially reduce the level of its insurance coverage from the level of coverage as of the date hereof.

            6.10 NOTICE OF EVENTS. (a) During the period from the date of this Agreement to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Buyer shall give prompt written notice to the Sellers of (i) the occurrence or non-occurrence of any event that has caused, or could reasonably be expected to cause, any representation or warranty made by it to be untrue or inaccurate in any material respect at any time after the date of this Agreement and prior to the Closing Date; and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

            (b) During the period from the date of this Agreement to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company shall give prompt written notice to the Buyer if it becomes aware of
(i) the occurrence or non-occurrence of any event to the Knowledge of the Company which has caused, or could reasonably be expected to cause, any representation or warranty made by the Company or any Seller to be untrue or inaccurate in any material respect at any time after the date of this Agreement and prior to the Closing Date; and (ii) any material failure on the Company's or Sellers' part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. If any such event requires any change to the schedules to this Agreement with respect to ARTICLE III or ARTICLE IV, the Company shall promptly deliver to the Buyer a supplement to the schedules specifying such change; provided that any such supplement shall not be taken into account for purposes of determining whether the conditions precedent in ARTICLE VII are satisfied or for purposes of indemnification as set forth in
ARTICLE IX. The delivery of any notice pursuant to this SECTION 6.10(B) shall not limit or otherwise affect the rights or remedies available hereunder (including, without limitation, the indemnification provisions hereof).

            6.11 COOPERATION. Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, and to satisfy, or cause to be satisfied all of the conditions precedent that are set forth in ARTICLE VII, as applicable to each of them.

            6.12 ANTI-SANDBAG. Notwithstanding anything to the contrary contained in this Agreement (including without limitation the Company's or Sellers' failure to disclose any matter required to be disclosed on any Exhibit or Schedule hereto), Buyer agrees that no representation or warranty of the Sellers or the Company in this Agreement or in any agreement or instrument executed in connection herewith shall be deemed to be untrue or incorrect, and Sellers and the Company shall not be deemed to be in breach thereof, if the following officers or
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
employees of Buyer had actual knowledge on the date of this Agreement of any undisclosed matter that would constitute a breach of such representation or warranty or that any such representation or warranty was untrue or incorrect:
Michael H. Kolinsky, Mark E. Kimmel, Michael L. Evelhoch, Salvatore D. Fazzolari, Gene Iannazo (but only with respect to matters uncovered in Buyer's due diligence review of the Company in connection with the transactions contemplated by this Agreement and not with respect to any other matters, including matters known to or discovered by Gene Iannazo as a result of his day-to-day duties and/or activities) and Stephen J. Schnoor. For purposes of determining whether any such persons had such actual knowledge, all such persons shall be deemed to have actual knowledge of all due diligence reports prepared and delivered to the Buyer by the outside advisors set forth on SCHEDULE 6.12.

                      ARTICLE VII   CONDITIONS TO CLOSING

            7.1 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. The respective obligations of the Buyer and the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following conditions:

            (a) None of the parties hereto will be subject to any Governmental Order or Law that restrains or prohibits the consummation of the transactions contemplated by this Agreement (a "RESTRAINT"). If any such Restraint has been issued, enacted, enforced or promulgated by a Governmental Authority, each party shall use its commercially reasonable efforts to have any such Restraint overturned or lifted.

            (b) The waiting period (including any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act or any other applicable Competition/Investment Law will have expired or been terminated.

            7.2 CONDITIONS TO THE OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following conditions:

            (a) The representations and warranties made by the Buyer in this Agreement will be true and correct in all material respects (provided that any representation or warranty of the Buyer contained herein that is subject to a materiality, material adverse effect or similar qualification will not be so qualified for purposes of determining the existence of any breach thereof on the part of the Buyer) as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be, subject to the proviso set forth above, true and correct in all material respects as of such earlier date).

            (b) The Buyer will have performed and complied in all material respects with all agreements and covenants required by this Agreement to be so performed or complied with by it at or prior to the Closing.

            (c) The Buyer will have delivered, or caused to be delivered, all of the closing deliveries required by SECTION 2.4(B).

            7.3 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (if permitted by applicable Laws) at or prior to the Closing of each of the following conditions:

            (a) The representations and warranties made by the Sellers and the Company in this Agreement will be true and correct in all material respects (provided that any representation or warranty of the Sellers contained herein that is subject to a materiality, Company Material Adverse Effect or similar qualification will not be so qualified for purposes of determining the existence of any breach thereof on the part of the Company) as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be, subject to the proviso set forth above, true and correct in all material respects as of such earlier date).

            (b) The Company and the Sellers will have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

            (c) Since the date of this Agreement, there has been no change, development or occurrence of any character (whether or not covered by insurance) that, in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, except for (i) changes in the price of nickel or other metals recovered by the Company in connection with its slag handling business, (ii) changes resulting from the announcement of the transactions contemplated by this Agreement, or (iii) changes in generally accepted accounting principles, Environmental Law or other Law.

            (d) Sellers will have delivered, or caused to be delivered, all of the closing deliveries required by SECTION 2.4(A).

                           ARTICLE VIII   TERMINATION

            8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by the mutual written consent of Sellers Representative, on behalf of the Sellers, and the Buyer;

            (b) by Sellers Representative, on behalf of the Sellers, or the Buyer, upon written notice to the other party, if the Closing has not occurred on or before March 1, 2007 (the "OUTSIDE DATE"), provided, however, that if the transactions contemplated by this Agreement shall not have been consummated solely due to the waiting period (or any extension thereof) or approvals under the HSR Act or any other Competition/Investment Law not having expired or been terminated or received, then such date shall be extended to April 15, 2007; and provided, further, that the right to terminate this Agreement under this SECTION 8.1(B) shall not be available to any party whose failure to fulfill any material obligations under this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated by this Agreement to have been consummated on or before such date.

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
            (c) by Sellers Representative, on behalf of the Sellers, or the Buyer, upon written notice to the other party, if any Restraint is in effect and has become final and nonappealable, provided that the party seeking to terminate this Agreement pursuant to this SECTION 8.1(C) has used its commercially reasonable efforts to remove such Restraint;

            (d) by the Buyer, if the Company or any Seller materially breaches any of its representations, warranties, covenants or agreements under this Agreement and such breach is not capable of being cured or if curable is not cured within twenty (20) calendar days after written notice to the Sellers Representative by the Buyer; or

            (e) by Sellers Representative, on behalf of the Sellers, if the Buyer materially breaches any of its representations, warranties, covenants or agreements under this Agreement and such breach is not capable of being cured or if curable is not cured within twenty (20) calendar days after written notice to the Buyer by Sellers Representative.

            8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to SECTION 8.1, this Agreement will become void and have no effect, and no party will have any liability or any further obligation to any other party, except as provided in this SECTION 8.2 and except that nothing herein releases, or may be construed as releasing, any party hereto from any liability or damage to any other party hereto arising out of the breaching party's willful breach of its representations and warranties or breach in the performance of any of its covenants or agreements arising under this Agreement. The obligations of the parties to this Agreement under SECTION 6.2 (as such Section relates to confidentiality), SECTION 8.2 and ARTICLE X will survive any termination of this Agreement.

                          ARTICLE IX   INDEMNIFICATION

            9.1 INDEMNIFICATION BY THE SELLERS. Subject to the terms and conditions set forth in this ARTICLE IX, from and after the Closing, the Sellers shall, severally and not jointly, indemnify and hold harmless the Buyer, its Affiliates (including, after the Closing, the Company and the Company Subsidiaries) and their respective officers, directors, shareholders, employees, agents and representatives (collectively, the "BUYER INDEMNIFIED PERSONS") from and against any and all Losses incurred or suffered by any Buyer Indemnified Person arising out of or related to (i) any breach or inaccuracy of any representation or warranty by the Sellers or the Company contained in this Agreement whether made upon execution of this Agreement or at Closing as contemplated by SECTION 7.3(A), (ii) any non-fulfillment or breach by the Company or any Seller of any covenant or agreement hereunder, or (iii) payments to Company Employees, including former employees, triggered in whole or in part by the transactions contemplated hereby (whether alone or in connection with other events), excluding those payments made to Company Employees included in the definition of Debt Obligations and any payments resulting from Buyer's termination of such Company Employee following the Closing.

            (b) None of the Buyer Indemnified Persons will be entitled to recover from the Sellers for any Losses indemnifiable pursuant to SECTION 9.1(A)(I) AND (A)(II), unless and until the total of all Losses indemnifiable under SECTION 9.1(A)(I) AND (II) exceeds $1,500,000, in which case the Sellers will be liable in the manner set forth in this ARTICLE IX for all such Losses (including such first $1,500,000 of Losses) without regard to such amount. The Buyer

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
Indemnified Persons will not be entitled to recover more than an aggregate of $20,000,000 (the "MAXIMUM AMOUNT"), from the Sellers with respect to all Losses indemnifiable pursuant to SECTION 9.1(A)(I) AND (A)(II); provided that, subject to the limitations in the following sentence, the foregoing limitations shall not apply to any obligation or Liability under SECTION 9.1(A)(I) arising out of or related to a breach or inaccuracy of any of the representations or warranties set forth in SECTIONS 3.1, 3.2, 4.1, 4.2, 4.3 and 4.24. Notwithstanding the above, any breach of a representation or warranty set forth in SECTIONS 3.1 or 3.2, shall be made only against such Seller breaching such representation or warranty and no other Seller shall have any liability to Buyer with respect to such breach.

            9.2 INDEMNIFICATION BY THE BUYER. Subject to the terms and conditions set forth in this ARTICLE IX, from and after the Closing, the Buyer shall indemnify and hold harmless each of the Sellers, their respective Affiliates and their respective officers, directors, shareholders, employees, agents, and representatives (collectively, the "SELLER INDEMNIFIED PERSONS") from and against any and all Losses incurred or suffered by any Seller Indemnified Person arising out of or related to (i) any breach of any representation or warranty by Buyer contained in this Agreement whether made upon execution of this Agreement or at Closing as contemplated by SECTION 7.2(A), and (ii) any non-fulfillment or breach by Buyer of any covenant or agreement hereunder.

            9.3 INDEMNIFICATION AS EXCLUSIVE REMEDY. Except as otherwise provided below, the indemnification provided for in this ARTICLE IX, subject to the limitations set forth herein, shall be the exclusive post-Closing remedy available to any party in connection with any Losses arising out of the matters set forth in this Agreement or the transactions contemplated hereunder; provided, however, that nothing herein will limit in any way any such party's remedies in respect of fraud by a party in connection herewith or with any Transaction Agreement or the transactions contemplated hereby or thereby; provided that liability for such claims of fraud with respect to each Seller who was not a party perpetrating such fraud shall be limited to the product of: (x) the aggregate Losses of Buyer resulting from such fraud times (y) (a) the Purchase Price (as adjusted pursuant to SECTION 2.6) received by such Seller divided by (b) the aggregate Purchase Price (as adjusted pursuant to SECTION 2.6); provided further, that in no instance shall any Seller be liable, after taking into consideration all amounts paid by such Seller pursuant to this
ARTICLE IX, for any amount in excess of such Seller's portion of the Purchase Price (as adjusted pursuant to SECTION 2.6).

            9.4 SURVIVAL. Except as set forth below, all claims for indemnification under SECTION 9.1(A) must be asserted on or prior to the date of the termination of the respective survival periods set forth in this SECTION 9.4, except such claims may be pursued thereafter if written notice thereof (specifying in reasonable detail the basis for such claim) was duly given within such period. Claims for fraud may be asserted at any time prior to the expiration of the applicable statute of limitations. The representations and warranties, covenants and other agreements contained in this Agreement will survive the Closing Date until the second anniversary of the Closing Date, except that the representations and warranties (a) set forth in SECTIONS 3.1, 3.2, 4.1, 4.2, 4.24 and 5.5 shall survive indefinitely, (b) set forth in SECTIONS 4.3, 4.9, 4.10, 5.1 and 5.2 shall survive the Closing until sixty days after the expiration of the applicable statute of limitations (and in the case of SECTION 4.9 any extensions thereof), and

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
(c) set forth in SECTION 4.14 shall survive the Closing until the third anniversary of the Closing Date.

            9.5 LIMITATIONS ON INDEMNIFICATION. (a) The amount of any Losses for which indemnification is provided under SECTION 9.1(A) or 9.2 shall be computed net of any third party insurance proceeds received by, or payable to, an Indemnified Party in connection with such Losses (net of any expenses incurred by the Indemnified Party in obtaining such insurance proceeds including the cost of maintaining any insurance policy). The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by Law.

            (b) Sellers shall use all commercially reasonable efforts to maintain and to assign to Buyer any third-party indemnities, settlements or cost sharing agreements available or potentially available to Buyer.

            (c) Notwithstanding anything to the contrary contained in this
ARTICLE IX, any indemnification obligations of the Sellers to the Buyer Indemnified Persons that are subject to the Maximum Amount shall be first drawn from the funds subject to the Escrow Agreement. Thereafter, the Sellers will be severally, and not jointly, liable for all indemnification obligations to the Buyer Indemnified Persons pursuant to this Agreement, subject to the limitations contained herein. Any indemnification obligations of the Sellers to the Buyer Indemnified Persons not subject to the Maximum Amount may be drawn from the funds subject to the Escrow Agreement or may be sought from the Sellers in the sole discretion of Buyer. In each case, the Buyer may offset the indemnification obligations of such Seller under this ARTICLE IX against any amounts due or to become due to such Seller under this Agreement. The parties agree that no Seller Indemnified Persons shall have any rights of contribution or indemnity, or any other right, remedy or recourse, as against the Company in connection with any indemnification obligation or other Liability arising under or in connection with, or related to, this Agreement or any Transaction Agreement, or any of the transactions contemplated hereby or thereby. Each Seller's liability for indemnification shall be limited to the product of: (x) the aggregate Losses of Buyer resulting from such claims times (y) (a) the Purchase Price (as adjusted pursuant to SECTION 2.6) received by such Seller divided by (b) the aggregate Purchase Price (as adjusted pursuant to SECTION 2.6); provided further, that in no instance shall any Seller be liable, after taking into consideration all amounts paid by such Seller pursuant to this ARTICLE IX, for any amount in excess of such Seller's portion of the Purchase Price (as adjusted pursuant to SECTION 2.6); provided further, that with respect to claims subject to the Maximum Amount, no Seller's liability for indemnification under this ARTICLE IX shall exceed the product of the following: (x) (i) $20,000,000 minus (ii) the total amount paid to Buyer from the funds subject to the Escrow Agreement times
(y) (a) the Purchase Price (as adjusted pursuant to SECTION 2.6) received by such Seller divided by (b) the aggregate Purchase Price (as adjusted pursuant to SECTION 2.6).

            (d) PROCEDURES.

            (i) Notice of Losses. As soon as is reasonably practicable after the Sellers or the Buyer has actual knowledge of any Losses for which indemnification is available under SECTION 9.1(A) or SECTION 9.2 (a "CLAIM"), such party shall give written notice

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
       thereof (a "CLAIM NOTICE") to the other party. A Claim Notice must describe the Claim in reasonable detail, and must indicate the amount (estimated to the extent feasible) of the Loss that has been or will be suffered by the Indemnified Party. No delay in or failure to give a Claim Notice by the Indemnified Party to the Indemnifying Party will adversely affect any other rights or remedies that the Indemnified Party has under this Agreement, or alter or relieve the Indemnifying Party of its obligations to indemnify the Indemnified Party to the extent that such delay or failure has not materially prejudiced the Indemnifying Party. Each Indemnifying Party to whom a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "CLAIM RESPONSE") within thirty (30) calendar days (the "RESPONSE PERIOD") after the date the Claim Notice is given. Any Claim Response must specify whether or not the Indemnifying Party disputes the Claim described in the Claim Notice. If any Indemnifying Party fails to give a Claim Response within the Response Period, such Indemnifying Party will be deemed not to dispute the Claim described in the related Claim Notice. If any Indemnifying Party elects not to dispute a Claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such Claim will be conclusively deemed to be an obligation of such Indemnifying Party and such Indemnifying Party shall pay to the Indemnified Party within thirty (30) days after the last day of the applicable Response Period the amount to which such Indemnified Party is entitled. If a Claim is disputed, the parties may pursue any remedies available in Law or equity.

            (ii) Third Party Claims. (A) If any Claim Notice identifies any Claim brought by a third Person (a "THIRD PARTY CLAIM"), the Indemnifying Party will have the right, exercisable by written notice to the Indemnified Party within thirty (30) calendar days of receipt of such Claim Notice, to assume the defense of such Third Party Claim, with counsel selected by the Indemnifying Party that is reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the defense of, and the full responsibility for paying or otherwise discharging such Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof and the Indemnified Party will have the right to participate at its own expense in the defense of such Third Party Claim. If the Indemnifying Party does not assume the defense of such Third Party Claim, the Indemnified Party may defend such Third Party Claim at the sole cost of the Indemnifying Party and the Indemnifying Party may still participate in, but not control, the defense of such Third Party Claim at the Indemnifying Party's sole cost and expense.

            (B) The party responsible for the defense of any Third Party Claim (a "RESPONSIBLE PARTY") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of such Third Party Claim, including, without limitation, all settlement negotiations and offers. With respect to a Third Party Claim for which a Seller is the Responsible Party, the Buyer shall use all reasonable efforts to make available to such Seller all books and records of the Buyer relating to such Third Party Claim and shall cooperate with such Seller in the defense of the Third Party Claim. No settlement or compromise or consent to the entry of any judgment that does not relate solely to monetary damages arising from any such Third Party Claim may be effected (1) by the Indemnifying Party without the written consent of the Indemnified Party

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
       (which consent shall not be unreasonably withheld or delayed) unless all relief provided is paid or satisfied in full by the Indemnifying Party and the Indemnified Party receives a full release in respect of the Third Party Claim or (2) by the Indemnified Party without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). In no event shall an Indemnifying Party be liable for any settlement effected without its prior written consent.

            (e)(i) Notwithstanding the foregoing, at the election of Buyer, Buyer shall have the sole right to control the defense, compromise and resolution of any claim, suit, action, audit, litigation or proceeding relating to any breach of the representations and warranties contained in SECTION 4.9 or of the covenants contained in SECTION 6.3 (a "TAX CLAIM"). In the event that Buyer assumes the defense of a Tax Claim and compromises or otherwise reaches a resolution then Buyer's right to indemnification is subject to clause (ii) below.

            (ii) Buyer shall permit the Sellers Representative to participate in the Tax Claim, at Sellers sole cost and expense, and keep the Sellers Representative informed as to the status of all compromise and settlement negotiations and offers. The Buyer shall make available to Sellers Representative all books and records of the Buyer and the Company relating to such Tax Claim in order for Sellers Representative to evaluate any proposed compromise or other resolution. If the Sellers Representative consents to the compromise or other resolution of the Tax Claim, then Buyer shall be entitled to indemnification under SECTION 9.1 for the amount of such compromise or resolution, subject to the limitations set forth in this ARTICLE IX. If the Sellers Representative does not agree with a proposed resolution, then Buyer and Sellers Representative shall consult with the CPA Firm to determine the best resolution possible (the "CPA RESOLUTION"). In determining the CPA Resolution, the CPA Firm will attempt to minimize the amount of the Tax Claim for the Tax year at issue without moving income or loss for any Tax year to another Tax year, whether from a pre-Closing period to post-Closing period or from post-Closing period to a pre-Closing period, except as otherwise required by applicable law. If Buyer agrees to use the CPA Resolution to resolve the Tax Claim, then Buyer shall be entitled to indemnification under SECTION 9.1 for the amount of such resolution, including any legal and/or accounting costs incurred in connection with such Tax Claim, subject to the limitations set forth in this ARTICLE IX. If Buyer does not use the CPA Resolution to resolve the Tax Claim, then Buyer shall be entitled to indemnification under SECTION 9.1 (subject to the limitations set forth in this ARTICLE IX) only for an amount equal to but not exceeding the amount reflected in the CPA Resolution.

            9.6 SELLERS REPRESENTATIVE.

            (a) Sellers Representative; Power and Authority. Each Seller hereby appoints the Sellers Representative as agent and attorney-in-fact for each such Seller, for and on behalf of each such Seller, with full power and authority to represent each Seller and such Seller's successors and assigns with respect to all matters arising under this Agreement and the Escrow Agreement and all actions taken by the Sellers Representative under this Agreement or the Escrow Agreement will be binding upon each such Seller and such Seller's successors and assigns as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Sellers Representative has full power and authority, on behalf of

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
each Seller and such Seller's successors and assigns, to interpret the terms and provisions of this Agreement and the Escrow Agreement, to dispute or fail to dispute any Claim under this Agreement or the Escrow Agreement, to negotiate and compromise any dispute that may arise under this Agreement or the Escrow Agreement and to sign any releases or other documents with respect to any such dispute. A Seller will be deemed a party or a signatory to any agreement, document, instrument or certificate for which the Sellers Representative signs on behalf of such Seller. The Sellers Representative hereby accepts such designation.

            (b) Liability. In performing any of its duties under this Agreement or upon the claimed failure to perform its duties under this Agreement, the Sellers Representative will not be liable to the Sellers for any Losses that the Sellers may incur as a result of any act, or failure to act, by the Sellers Representative under this Agreement, and the Sellers Representative shall be indemnified and held harmless by the Sellers for all Losses; provided, however, that the Sellers Representative will not be entitled to indemnification for Losses to the extent that a court of competent jurisdiction has finally determined that the actions or omissions of the Sellers Representative both (i) were taken or omitted not in good faith and (ii) constituted willful breach under this Agreement. Accordingly, the Sellers Representative will not incur any such liability with respect to (x) any action taken or omitted to be taken in good faith upon advice of counsel given with respect to any questions relating to the duties and responsibilities of the Sellers Representative under this Agreement or the Escrow Agreement or (y) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement or the Escrow Agreement, not only as to its due execution and to the validity and effectiveness of such document's provisions, but also as to the truth and accuracy of any information contained in such document, which the Sellers Representative does in good faith believe to be genuine, to have been signed or presented by the purported proper Person or Persons and to conform with the provisions of this Agreement or the Escrow Agreement. The limitation of liability provisions of this SECTION 9.6(B) will survive the termination of this Agreement and the resignation of the Sellers Representative.

            (c) Successor Sellers Representative. In the event that the Sellers Representative dies, becomes incapacitated, resigns or otherwise fails to perform his or her obligations hereunder on behalf of the Sellers for any reason, then Brian Soeldner, or if he is unwilling or unable to act, another Person selected by a vote of Sellers owning in the aggregate at least a majority of the issued and outstanding Common Stock immediately prior to Closing shall be appointed and as the substituting representative to act on behalf of the Sellers with respect to the matters set forth in this Agreement and the Transaction Agreements.

            (d) Reliance on Sellers Representative. The Sellers Representative is authorized to act on behalf of the Sellers in accordance with the terms of this SECTION 9.6, notwithstanding any dispute or disagreement among the Sellers. Buyer shall be entitled to rely on any and all actions taken by the Sellers Representative without any liability to, or obligation to inquire of, any of the Sellers even if Buyer is aware of any actual or potential dispute or disagreement among the Sellers. Buyer, the Company, the Company Subsidiaries and any third party is and shall be fully protected in acting or refraining from acting upon and relying upon any notice, instruction, direction, request, waiver, consent, receipt or other paper or document in writing that Buyer, the Company, the Company Subsidiaries or such other third party in good faith reasonably believes after due inquiry has been signed by the Sellers Representative.

                            ARTICLE X   MISCELLANEOUS

            10.1 FEES AND EXPENSES. Except as otherwise provided in this Agreement with respect to Selling Expenses remaining unpaid as of the Closing Date, Sellers, on the one hand, and the Buyer, on the other hand, shall bear its own expenses and the expenses of its Affiliates in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement. Sellers, on the one hand, and the Buyer, on the other hand, shall bear the fees and expenses of any broker or finder retained by such party or parties and their respective Affiliates in connection with the transactions contemplated by this Agreement and the Transaction Agreements.

            10.2 GOVERNING LAW. This Agreement will be construed under and governed by the Laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in that State.

            10.3 AMENDMENT. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived with the written consent of the parties hereto.

            10.4 ASSIGNMENT; THIRD PARTIES. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties; provided that Buyer may assign its rights or obligations hereunder to any Affiliate of Buyer or, for collateral security purposes, to any lender providing financing to the Buyer, any of the Company or any of their Affiliates, without the prior written consent of the other parties hereto; provided, further, that no such assignment by Buyer shall relieve Buyer of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns, and is not intended nor shall it be construed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder (except for Indemnified Parties in ARTICLE IX).

            10.5 WAIVER. Any of the terms or conditions of this Agreement that may be lawfully waived may be waived in writing at any time by each party, at its sole discretion, that is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto will be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of or right under this Agreement will be deemed to or will constitute a waiver of such provision or right and no waiver of any of the provisions of this Agreement will be deemed to or will constitute a waiver of any other provision hereof (whether or not similar) nor will such waiver constitute a continuing waiver.

            10.6 NOTICES. (a) Any notice, demand, or communication required or permitted to be given by any provision of this Agreement will be deemed to have been sufficiently given or served for all purposes if (i) personally delivered,
(ii) sent by a nationally recognized overnight courier service to the recipient at the address below indicated, (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) delivered by facsimile with confirmation of receipt:

                        If to the Buyer:

                        Salvatore Fazzolari
                        President, Chief Financial Officer and Treasurer Harsco Corporation
                        350 Poplar Church Road
                        Camp Hill, PA 17011
                        Telecopy:  (717) 763-6402

            With a copy to:

                        Mark Kimmel
                        General Counsel
                        Harsco Corporation
                        350 Poplar Church Road
                        Camp Hill, PA 17011
                        Telecopy:  (717) 763-6402

                        and

                        Jones Day
                        North Point
                        901 Lakeside Avenue
                        Cleveland, Ohio 44114
                        Attn:       Patrick J. Leddy
                        Telecopy:  (216) 579-0212

            If to any of the Sellers:

                        Thomas Campion
                        Sellers Representative
                        Merit Capital Partners
                        303 W. Madison Street, Suite 2100
                        Chicago, IL  60606
                        Telecopy:  (312) 592-6112

            With a copy to:

                        Buchanan Ingersoll & Rooney PC
                        One Oxford Center
                        301 Grant Street, 20th Floor
                        Pittsburgh, PA  15219
                        Attn:       Michael J. Flinn
                        Telecopy:  (412) 562-1041


or to such other address or facsimile number as any party hereto may, from time to time, designate in a written notice given in like manner.

            (b) Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (i) on the date such notice is personally delivered or delivered by facsimile, (ii) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier, or (iii) five (5) Business Days after the date such notice is sent by registered or certified mail; provided that in each case notices received after 4:00 p.m. (local time of the recipient) will be deemed to have been duly given on the next Business Day.

            10.7 COMPLETE AGREEMENT. This Agreement (together with the Schedules, Exhibits and Transaction Agreements), the Confidentiality Agreement and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

            10.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original.

            10.9 PUBLICITY. The Sellers and the Buyer will consult with each other and will mutually agree upon any publication or press release of any nature with respect to this Agreement or the transactions contemplated hereby and shall not issue any such publication or press release prior to such consultation and agreement except as may be required by Law or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the party proposing to issue such publication or press release shall make all reasonable efforts to consult in good faith with the other party or parties before issuing any such publication or press release and shall provide a copy thereof to the other party or parties prior to such issuance.

            10.10 HEADINGS. The headings contained in this Agreement are for reference only and do not affect in any way the meaning, interpretation or effect of this Agreement.

            10.11 SEVERABILITY. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

            10.12 FURTHER ASSURANCES. The parties shall execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement. Each party hereto shall cooperate affirmatively with the other parties, to the extent reasonably requested by such other parties, to enforce rights and obligations herein provided.

            10.13 SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Each of the parties agrees that service of any process, summons, notice or document to such party's respective address listed above in one of the manners set forth in SECTION 10.6 will be deemed in every respect effective service of process in any such Proceeding, and waives any objection it might otherwise have to service of process under Law. Nothing herein will affect the right of any Person to serve process in any other manner permitted by Law. The parties hereto hereby irrevocably and unconditionally waive trial by jury in any Proceeding relating to this Agreement or any other agreement entered into in connection herewith and for any counterclaim with respect hereto.

            10.14 SPECIFIC PERFORMANCE. The parties agree that irreparable damages would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent actual breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court, in addition to any other remedy to which they are entitled at law or in equity and without the necessity of proving damages or posting a bond or other security.


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                                       60

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed, in each case as of the date first above written.

                        THE COMPANY:

                        EXCELL MATERIALS, INC.


                        By: /s/ W. S. Brown III
                            -----------------------------------
                            Name:  W. S. Brown III
                            Title: President/CEO


                        SELLERS:

                        WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.

                        BY: William Blair Mezzanine Capital
                            Partners III, LLC, its general partner


                        By: /s/ Thomas F. Campion
                            -----------------------------------
                            Name:  Thomas F. Campion
                            Title: Managing Director


                        WHISPERING PINES PARTNERS L.P.

                        BY: Connack LLC its General Partner

                        By: /s/ Gregg A. Brown
                            -----------------------------------
                            Name:  Gregg A. Brown
                            Title: Member


                        NATIONAL CITY BANK - TRUSTEE, BUCHANAN INGERSOLL PC RETIREMENT PLAN SHARES OF MICHAEL J. FLINN

                        By: /s/ Robin W. Rice
                            -----------------------------------
                            Name:  Robin Rice
                            Title: Vice President

                        THE LENOX GROUP, LLC

                        By: /s/ James M. Fite
                            -----------------------------------
                            Name:  James M. Fite
                            Title: Managing Director


                        MICHAEL R. BOYCE FAMILY TRUST #1996

                        By: /s/ Michael R. Boyce
                            -----------------------------------
                            Name: Michael R. Boyce
                            Title: Manager


                        KC II-IV ENTERPRISES LLC DEFINED BENEFIT PLAN

                        By: /s/ Frank J. Clements
                            -----------------------------------
                            Name:  Frank J. Clements
                            Title: Trustee


                        C&D PARTNERS

                        By: /s/ Frank J. Clements
                            -----------------------------------
                            Name: Frank J. Clements
                            Title: Partner


                        /s/ Ronald J. Sullivan
                        -----------------------------------
                        Ronald J. Sullivan


                        /s/ Jeffrey C. Edwards
                        -----------------------------------
                        Jeffrey C. Edwards


                        WELSH ROAD PARTNERS, L.P.


                        By: /s/ Richard E. Redlinger
                            -----------------------------------
                            Richard E. Redlinger, its General Partner

                        BUYER:

                        HARSCO CORPORATION


                        By: /s/ Salvatore D. Fazzolari
                            -----------------------------------
                            Name: Salvatore D. Fazzolari
                            Title: President, Chief Financial Officer
                                   and Treasurer




                        SELLERS REPRESENTATIVE:


                        /s/ Thomas Campion
                        -----------------------------------
                        Thomas Campion